UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

BUSINESS FIRST BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

TO THE SHAREHOLDERS OF BUSINESS FIRST BANCSHARES, INC.:

The 2024 Annual Meeting of Business First Bancshares, Inc. (the “Company”) will be held:

Date: Thursday, May 23, 2024

Time: 8:00 A.M. Central Time

Place: 500 Laurel Street, Suite 101, Baton Rouge, Louisiana and Via Live Webcast

Record Date: March 28, 2024

The annual meeting is being held for the following purposes:

1.

Election to our board of directors of the 16 nominees named in our proxy statement to serve as Directors until the next annual meeting of shareholders or in each case until their successors are duly elected and qualified;

2.	Advisory vote on executive compensation;
3.	Ratification of the appointment of FORVIS, LLP the Company’s independent registered public accounting firm for the year 2024; and
4.	Approval of a proposal to adopt the 2024 Equity Incentive Plan.

Shareholders will also transact any other business that properly comes before the meeting. The Board set March 28, 2024, as the Record Date for the annual meeting. Accordingly, only shareholders of record at such date are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting.

Attending the Meeting: The Company plans to hold this meeting in person with a virtual attendance option. We reserve the right to adjourn or postpone the meeting or change the means of convening the meeting; if we elect to do so, details on how to participate will be made available at www.b1bank.com under the “Shareholder Information” tab. If you owned shares of our common stock as of the Record Date you are entitled to attend, vote, and ask questions at this year’s annual meeting by attending in person or by logging in using the control number appearing on the Notice of Internet Availability of Proxy Materials, email notification, voting instruction form, or paper proxy card. Guests without a control number may also attend the meeting, but they will not be permitted to vote or submit questions. It is recommended that virtual attendees log into the meeting with sufficient time before the meeting begins to address any technical issues.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders over the internet. On or about the date of this Notice of Annual Meeting of Shareholders, we began mailing a notice of internet availability of proxy materials (the “notice of internet availability”) to shareholders of record at the record date. The notice of internet availability contains an internet address and a control number unique to each shareholder. Please use that internet address and control number to access the proxy statement (which describes in detail each of the matters to be considered at the annual meeting), our 2023 Annual Report on Form 10-K and the form of proxy over the internet, as well as instructions on how to request a paper copy of the proxy materials.

Your vote is important! Whether or not you plan to attend the annual meeting, we urge you to access the website and vote electronically, either online or by telephone. This will ensure the presence of a quorum at the meeting and that your shares are voted in accordance with your wishes. Voting electronically will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted at the meeting in the manner described in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Saundra Strong

Corporate Secretary

April 5, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2024.

This proxy statement, along with our 2023 Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2023, and any amendments thereto, are available free of charge on our website, www.b1bank.com, under “Shareholder Info.”

BUSINESS FIRST BANCSHARES, INC.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

to be held Thursday, May 23, 2024

The date of this proxy statement is April 5, 2024

In this proxy statement, when we refer to “Business First,” “the Company,” “our Company,” “we,” “our” and “us,” we are referring to Business First Bancshares, Inc. When we refer to “the Bank,” we are referring to b1BANK, formerly known as Business First Bank.

This proxy statement contains information about the 2024 annual meeting of the shareholders of Business First Bancshares, Inc. The meeting is scheduled to be held on Thursday, May 23, 2024, beginning at 8:00 a.m. local time. We are holding an in-person meeting with a virtual option. In-person or virtually, we hope that you will attend the meeting.

If you choose to attend virtually, you will be able to vote your shares electronically, and submit your questions prior to and during the meeting by visiting: www.meetnow.global/MV6Z47Q, at 8:00 a.m. Central Time. To participate in the annual meeting at www.meetnow.global/MV6Z47Q, you must enter the control number found on the notice of internet availability you previously received. Questions or statements that we receive from shareholders which are relevant to the business to be conducted at the annual meeting will be read aloud on the webcast and, if appropriate, answered during the meeting. You also will be able to vote your shares electronically and telephonically during the live webcast of the meeting. We are providing these proxy materials to you in connection with the solicitation of proxies by our board of directors for use at the 2024 annual meeting of shareholders and for any adjournment or postponement of the meeting.

________________________________________

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 23, 2024.

_______________________________________

PURSUANT TO RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), THE COMPANY IS PROVIDING ACCESS TO ITS PROXY MATERIALS BY SENDING YOU A NOTICE OF INTERNET AVAILABILITY, WHICH CONTAINS INSTRUCTIONS ON HOW TO ACCESS THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, THIS PROXY STATEMENT, THE FORM OF PROXY AND 2023 ANNUAL REPORT, OVER THE INTERNET.

THIS PROXY STATEMENT, THE FORM OF PROXY AND 2023 ANNUAL REPORT ARE FIRST BEING MADE AVAILABLE TO SHAREHOLDERS ON OR ABOUT APRIL 10, 2024.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Q:	When and where will the meeting be held?

A:

The meeting is scheduled to take place at 8:00 a.m., Central Time, on Thursday, May 23, 2024. The Company plans to hold this meeting in person at 500 Laurel Street, Suite 101, Baton Rouge, Louisiana as well as with a virtual attendance option. We reserve the right to adjourn or postpone the meeting or change the means of convening the meeting; if we elect to do so, details on how to participate will be made available at www.b1bank.com under the “Shareholder Information” tab. If you choose to attend virtually, you will be able to submit your questions and comments during the meeting and vote your shares at the meeting by visiting www.meetnow.global/MV6Z47Q.

Q:	What is the purpose of the meeting?

A:	This is the 2024 annual meeting of shareholders of the Company. At the meeting, shareholders will act upon the matters outlined in the notice attached to this proxy statement, including the following:

1.	To elect 16 directors to serve on the board of directors of the Company until the Company’s 2025 annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To approve, on a non-binding, advisory basis, the compensation of the Company’s NEOs (the “Say-on-Pay Proposal”); and

3.	To ratify the appointment of FORVIS, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024; and

4.	To approve the 2024 Equity Incentive Plan attached to the accompanying proxy statement as Appendix A.

Q:	Who are the nominees for director?

A:	The following individuals, who all currently serve as directors of the Company, have been nominated for reelection:

James J. Buquet, III	J. Vernon Johnson	David A. Montgomery, Jr.
Carol M. Calkins	Rolfe H. McCollister, Jr.	Arthur J. Price
Ricky D. Day	Andrew D. McLindon	Aimee Quirk
John P. Ducrest	David R. Melville, III	Kenneth Wm. Smith
Mark P. Folse	Patrick E. Mockler	Keith A. Tillage
Steven G. White

The board of directors recommends that you vote FOR the election of each of the director nominees listed above to the board of directors.

Q:	Who is soliciting my vote?

A:	Our board of directors is soliciting your vote for the 2024 annual meeting.

Q:	What is a proxy?

A:

A proxy is a legal designation of another person, the proxy, to vote on your behalf. By completing the form proxy on the internet using the instructions in the notice of internet availability, or registering your proxy vote by telephone, you are giving the named proxies, who were appointed by our board, the authority to vote your shares in the manner that you indicate on your proxy or by phone.

Q:	What is a proxy statement?

A:

A proxy statement is a document that describes the matters to be voted upon at the meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to complete a proxy to vote your stock at a meeting of the Company’s shareholders.

Q:	Who is entitled to vote at the annual meeting?

A:

You are entitled to receive notice of and to vote at the 2024 annual meeting if you owned shares of our common stock at the close of business on March 28, 2024, which is the date that our board of directors has fixed as the record date for the meeting. The record date is established by our board as required by Louisiana law. On the record date, 25,538,286 shares of our common stock were outstanding.

Q:	What is a Notice of Internet Availability?

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2023 Annual Report, by providing access to such documents over the internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them.

A notice of internet availability that provides instructions for accessing our proxy materials over the internet was mailed directly to registered shareholders. The notice of internet availability also provides instructions regarding how registered shareholders may vote their common shares over the internet. Registered shareholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the notice of internet availability for requesting such materials.

The notice of internet availability only identifies the items to be voted on at the annual meeting. You cannot vote by marking the notice of internet availability and returning it. The notice of internet availability provides instructions on how to cast your vote.

A notice that directs beneficial owners of our common shares to the website where they can access our proxy materials will be forwarded to each beneficial shareholder by the brokerage firm, bank or other holder of record that is considered the registered owner with respect to the common shares of the beneficial shareholder. Such brokerage firm, bank or other holder of record will also provide each beneficial owner of our common shares with instructions on how the beneficial shareholder may request a paper or e-mail copy of our proxy materials.

Q.	What are the voting rights of the shareholders?

A:

Each holder of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. Our articles of incorporation prohibit cumulative voting.

The holders of at least a majority of the outstanding shares of common stock must be represented at the annual meeting, by virtual attendance or by proxy, in order to constitute a quorum for the transaction of business. At any annual meeting, whether or not a quorum is present, the chairman of the annual meeting or the holders of a majority of the issued and outstanding common stock, present by virtual attendance or represented by proxy and entitled to vote at the annual meeting, may adjourn the annual meeting from time to time without notice or other announcement.

Q:	What is the difference between a shareholder of record and a “street name” holder?

A:

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Trust Company, N.A., our stock transfer agent, you are considered the shareholder of record with respect to those shares. The notice of internet availability has been sent directly to you by Computershare Trust Company, N.A. at our request.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the shareholder of record of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The notice of internet availability, proxy statement and related information have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee provided to you.

Q.	What is a broker non-vote?

A.

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of FORVIS, LLP as our independent registered public accounting firm (Proposal Three). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to our board (Proposal One), the Say-on-Pay Proposal (Proposal Two) or the Incentive Plan Amendment Proposal (Proposal Four).

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one notice of internet availability. For example, if you hold some shares in your name and other shares through a trust, you will receive a notice of internet availability for each form of ownership. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a notice of internet availability for shares held in your name and voting instructions from your broker for shares held in “street name.” Please follow the instructions in any notice of internet availability or instructions you receive from a broker to ensure that all your shares are voted.

Q:	What do I need to do now?

A:	The process for voting your shares depends on how your shares are held as described above.

Record Holders. If you are a record holder on the record date for the annual meeting, you may vote in-person or submit voting instructions via the internet, by telephone by calling (800) 652-VOTE (8683) or on a paper proxy card (if you requested a paper copy of our proxy materials). Electronic voting (internet and telephone) ends at 10:59 p.m., Central Time, on Wednesday, May 22, 2024. If you requested a paper copy of our proxy materials and wish to submit a paper proxy card, your proxy card must be received no later than 5:00 p.m., Central Time, on May 16, 2024.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting, in-person or virtually, and vote your shares during the live webcast.

“Street Name” Holders. If you hold your shares in “street name,” your bank, broker or other nominee should provide you with voting instructions. You should follow these instructions to direct your nominee how to vote your shares. If you complete the voting instruction except for one or more of the voting instructions, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to Proposal Three—the ratification of the appointment of FORVIS, LLP.

Alternatively, if you hold your shares in “street name” and you want to participate in or vote your shares at the annual meeting, you must register in advance. To register in advance for the annual meeting, you must obtain a copy of your legal proxy from your nominee directly and provide a copy of your legal proxy to Computershare Trust Company, N.A. You may forward the email containing your legal proxy or email a PDF or other image of your legal proxy, to legalproxy@computershare.com. Your legal proxy must be received by Computershare Trust Company, N.A. no later than 5:00 p.m., Central Time, on May 16, 2024. You should contact your nominee directly in order to obtain the legal proxy issued to you by your nominee holder. Your legal proxy must reflect the number of shares held, along with your name and email address. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. After you send your legal proxy to Computershare Trust Company, N.A., you will receive a control number that you will need to access the annual meeting. If you fail to provide your legal proxy prior to the annual meeting, you will not be able to participate in or vote your shares at the annual meeting.

Q:	How does the board of directors recommend that I vote my shares?

A:	The board of directors recommends a vote:

•	FOR the election of each of the 16 director nominees,

•	FOR the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs,

•	FOR the proposal to ratify the appointment of FORVIS, LLP as our independent registered public accounting firm for the year ended December 31, 2024, and

•	FOR the proposal to approve the 2024 Equity Incentive Plan attached to the proxy statement as Appendix A.

Q:	How will my shares be voted if I submit a blank proxy that does not specify how my shares will be voted?

A:

If you are a record holder who submits a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

•	FOR the election of each of the 16 director nominees,

•	FOR the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs,

•	FOR the proposal to ratify the appointment of FORVIS, LLP as our independent registered public accounting firm for the year ended December 31, 2024, and

•	FOR the proposal to approve the 2024 Equity Incentive Plan.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of the appointment of FORVIS, LLP (Proposal 3).

Q:	What are my choices when voting?

A:	Election of Directors (Proposal One). You may vote FOR or AGAINST, or you may ABSTAIN from voting, with respect to each director nominee.

Say-on-Pay Proposal (Proposal Two). You may vote FOR or AGAINST, or you may ABSTAIN from voting on the proposal.

Ratification of FORVIS, LLP (Proposal Three). You may vote FOR or AGAINST the proposal, or you may ABSTAIN from voting on the proposal.

Proposal to Adopt the 2024 Equity Incentive Plan (Proposal Four). You may vote FOR or AGAINST, or you may ABSTAIN from voting on the proposal.

Q:	Can I attend the meeting?

A:

Yes. All shareholders are invited to attend the annual meeting either in person or by joining our live webcast. Shareholders of record on the record date for the annual meeting can vote in-person or electronically during the annual meeting. If your shares of common stock are held in “street name,” then you are not the shareholder of record. In order for you to vote the shares that you beneficially own and that are held in “street name” during the annual meeting, you must register in advance of the annual meeting. See the response to the question “What do I need to do now?—“Street Name” Holders” above.

Q:	Will I be able to attend the annual meeting physically in person?

A:	Yes. We have elected to offer both an in-person and a virtual meeting format via a live webcast in which all shareholders as of the record date for the meeting can attend and participate.

Q.	May I change my vote after I have submitted my proxy?

A:	Yes. Regardless of the method used to cast a vote, if a shareholder is a holder of record, he or she may change his or her vote by:

•

delivering to us prior to the annual meeting a written notice of revocation addressed to: Business First Bancshares, Inc., Attn: Corporate Secretary, 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801;

•

accessing the website specified on the notice of internet availability in the same manner you would to submit your proxy electronically or by calling (800) 652-VOTE (8683), in each case by following the instructions indicated on the notice of internet availability; or

•

attending the annual meeting, virtually or in-person, and voting during the live webcast of the annual meeting, and any earlier proxy will be revoked. However, simply attending the live webcast of the annual meeting without voting will not revoke your proxy.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

Q:	What vote is required to approve each item?

A:

Election of Directors (Proposal One). Because this is an uncontested election, meaning the number of nominees is equal to the number of directors to be elected, each nominee will be elected to the board of directors if the nominee receives a majority of the votes cast, which means that the 16 director nominees must each receive more votes “for” than “against” to be elected. If any of the nominees fail to obtain a majority of the votes cast, such director will continue to serve until the board of directors acts to either fill the director’s position until a replacement can be elected or to reduce the size of the board, which shall occur no more than 90 days after the annual meeting.

Say-on-Pay Proposal (Proposal Two). The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs, will be adopted if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Ratification of FORVIS, LLP (Proposal Three). The proposal to ratify FORVIS, LLP as our independent registered public accounting firm for the year ended December 31, 2024 will be adopted if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Proposal to Adopt 2024 Equity Incentive Plan (Proposal Four). The proposal to adopt our 2024 Equity Incentive Plan will be adopted if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Q:	How are broker non-votes and abstentions treated?

A:

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. We expect that the only routine matter to be presented at the annual meeting is the ratification of the appointment of FORVIS, LLP as our independent registered public accounting firm (Proposal Three). If you hold shares in street name and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters.

A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees because broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the annual meeting. Any abstentions will not have the effect of a vote against the proposals to ratify the appointment of FORVIS, LLP as our independent registered public accounting firm or the Say-on-Pay Proposal. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

Q:	Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the annual meeting?

A:	No. None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the annual meeting.

Q:	What are the solicitation expenses and who pays the cost of this proxy solicitation?

A:

Our board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. We may use officers and employees of the Company to ask for proxies, as described below. The Company will reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s common stock.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:

No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services.

Q:	Are there any other matters to be acted upon at the annual meeting?

A:

Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the annual meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Q:	Where can I find the voting results of the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be tallied by the inspector of election after the vote at the annual meeting. We will publish the final voting results in a Current Report on Form 8-K, which we are required to file with the Securities and Exchange Commission within four business days following the annual meeting.

Q:	Who can help answer my questions?

A:

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement and the accompanying 2023 Annual Report. If you have additional questions about the proxy statement or the annual meeting, you should contact Saundra Strong, Corporate Secretary for Business First, by telephone at (225) 255-4465 or at the following address: Business First Bancshares, Inc., 500 Laurel St., Suite 101, Baton Rouge, Louisiana 70801, Attn: Corporate Secretary.

PROPOSAL ONE – ELECTION OF DIRECTORS

Our articles of incorporation and bylaws provide that the number of directors of the Company shall be as determined from time to time by the board of directors. Each director shall hold office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. On March 19, 2024, our Chairman, Robert S. Greer, passed away. Following Mr. Greer’s passing, per the Company’s Chairman Succession Plan, the board appointed David R. Melville, III as Acting Chairman of the Board. The Chairman Succession Plan also required the appointment of a Lead Independent Director in the event the Chief Executive Officer assumed the role of Acting Chairman. As such, the independent directors appointed Rolfe H. McCollister, Jr. as Acting Lead Director. Our board currently consists of 16 members.

The Corporate Governance/Nominating Committee has recommended to the board of directors, and the board of directors has approved the nomination of, each of the current 16 directors of the Company for reelection to the board, to serve as directors until our 2025 annual meeting of shareholders. The names, positions with Business First, and principal occupations of the director nominees are listed on the following page.

Name	Title/Position with Business First	Principal Occupation
James J. Buquet, III	Director	Retired
Carol M. Calkins	Director	Retired
Ricky D. Day	Director	Manager, W D Chips, LLC
John P. Ducrest	Director	Retired
Mark P. Folse	Director	Retired
J. Vernon Johnson	Director	Retired
Rolfe H. McCollister, Jr.	Acting Lead Director	Founder & Chairman Emeritus of Louisiana Business, Inc.
Andrew D. McLindon	Director	President, Mainspring Companies, LLC
David R. Melville, III	Acting Chairman, President & CEO	President & CEO, b1BANK
Patrick E. Mockler	Director	President, Southern Eagle Sales and Service, LLC
David A. Montgomery, Jr.	Director	Partner, Montgomery Agency, Inc.
Arthur J. Price	Director	President/CFO, Badger Oil
Aimee Quirk	Director	Chief Corporate Development Officer for Ochsner Health and Chief Executive Officer of Ochsner Ventures
Kenneth Wm. Smith	Director	CEO and Owner, T. Baker Smith, LLC
Keith A. Tillage	Director	CEO, Tillage Construction, LLC
Steven G. White	Director	CAO, The Carpenter Health Network

Each of the nominees was approved by our board of directors upon the recommendation of the Corporate Governance/Nominating Committee. In addition, each of the nominees has previously served as a director of the Company and has agreed to serve as a director, if elected, for an additional term. If any of the nominees should become unable to serve as a director, our board of directors may designate a substitute nominee. In that case, the persons named on the form of proxy as proxies may vote for the substitute nominee or nominees recommended by our board of directors. We have no reason to believe that any of the 16 nominees for election named above will be unable to serve.

Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the 16 director nominees listed above. Although each nominee has consented to being named in this proxy statement and to serve if elected, if any nominee should prior to the annual meeting decline or become unable to serve as a director, the proxies will be voted by the proxy holders for such other person as may be designated by the present board of directors.

Pursuant to the Company’s articles of incorporation, directors are elected by a majority of the votes cast in the election of directors, meaning that each candidate must receive more votes “for” than votes “against.” However, if there are more nominees for director than there are available directorships, then the directors are elected by plurality, meaning those nominees receiving the most votes “for” will be elected director.

If a director does not receive a majority of the votes cast for his or her election, our Corporate Governance Guidelines require that the director promptly tender his or her resignation to the board of directors. The Corporate Governance/Nominating Committee will consider whether or not to accept such resignation and provide its recommendation to the full board no later than 60 days after the relevant shareholder meeting based on the factors set forth in our Corporate Governance Guidelines, and the full board of directors will make a final determination, considering such recommendation, of whether to accept or reject the tendered resignation no later than 90 days after the relevant shareholder meeting. The Company will disclose the board’s decision, including a full explanation of the process by which the decision was reached, in public filing with the SEC. If the resignation is accepted by the board, the Corporate Governance/Nominating Committee will recommend to the board of directors whether to reduce the number of directors or to fill the vacant directorship.

________________________________________

Your board of directors unanimously recommends a vote “FOR” the persons nominated by the board to serve as directors until the 2025 annual meeting of shareholders. If you submit a completed proxy, the persons named in the enclosed proxy will vote to elect the nominees as directors, unless you withhold authority to vote for the election of the nominees as directors by marking the proxy to that effect.

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Information Regarding Director Nominees

A brief description of the background of each of the nominees for director is set forth below. No nominee has a family relationship with any other executive officer or director.

James J. Buquet, III (57). James J. Buquet III serves as a director for Business First and b1BANK. Mr. Buquet was a founding member of Coastal Commerce Bancshares, Inc., and its banking subsidiary Coastal Commerce Bank, where Mr. Buquet served as Chairman prior to its merger with Louisiana Community Bancorp. Mr. Buquet served as Vice Chair and Audit Chair of Louisiana Community Bancorp, which was renamed Pedestal Bancshares, Inc. in 2018 and merged with Business First in May 2020. Mr. Buquet is presently semi-retired as his family business was sold in June of 2022. Prior to that, Mr. Buquet served as President of Buquet Distributing Company (An Anheuser-Busch distributorship) since 1995. Until recently, Mr. Buquet served as board member and Audit & Finance Chair for the BevCap Captive Insurance Group. He has also served as Chairman of Louisiana Beer Industry League and as a board member of the National Beer Wholesalers Association. In the early 1990s, Mr. Buquet’s family established the James J Buquet, Jr. Family Foundation where he presently serves as the managing board member. He has also served as Chairman of the Houma-Terrebonne Chamber of Commerce, Chairman of the South Louisiana Economic Council, board member of the Greater New Orleans Foundation, and Chairman of Terrebonne Foundation For Academic Excellence. He was a Founder, Chairman, and is a current board member of the Bayou Community Foundation. He also presently serves as Vice Chair of the Catholic Foundation for South Louisiana. board member of the South Central Industrial Association, Chairman of the Terrebonne Economic Development Authority, board member of the Public Affairs Research Council, Council For A Better Louisiana, and Max Charter School. Mr. Buquet holds a bachelor’s degree in general business from Washington & Lee University and Master of Business Administration from Tulane University.

Carol M. Calkins (76). Carol Calkins serves as a director for Business First and b1BANK. Ms. Calkins is a retired PricewaterhouseCoopers LLP (PwC) partner. She is a Certified Public Accountant (TX) with over 30 years of finance, audit, and environmental, social and governance criteria (ESG) experience. During her 22-year tenure at PwC, she held several roles including National Partner in Charge of PwC’s Sales & Use Tax Group, Central Region SALT leader, SALT Practice Partner for Technology & Section 302/404, Risk and Quality Assurance Partner based in NY for the National PwC Tax Practice and PwC’s National Co-Chair for Diversity and WorkLife Quality. Ms. Calkins has served as a lecturer, lobbyist, and author on state and local tax issues. She is the former Chair of the State Taxation Committee for the American Institute of Certified Public Accountants and the Texas Society of CPAs. Ms. Calkins is a graduate of Louisiana State University with a degree in accounting. Prior to PwC, she was with Sun Oil Company of Delaware and the Louisiana Department of Revenue. Her civic and philanthropic involvement has included the board of directors of the Texas Ballet, TACA-The Arts Community Alliance, The Dallas Theater Center and was a former Gun Barrel City Council member. Currently, she serves on the National Board of the LSU Foundation. She is the North Texas Leader for the Fierce for the Future campaign for LSU’s E. J. Ourso College of Business (COB), is an active member and past President of the COB Dean’s Advisory Council. Ms. Calkins most recently completed serving a six year term on PwC’s Retired Partner Committee. She is an inductee of New York City YWCA Top 100 Women in Business and LSU’s E J Ourso College of Business Hall of Distinction. Carol’s deep background in finance, her demonstrated passion for people, and her extensive connections and commitment to both Louisiana and Texas make her a strong fit for our board.

Ricky D. Day (58). Ricky Day serves as a director for Business First and b1BANK. Mr. Day is Owner and President of Ricky Day Trucking which includes a fleet of 50 units operating in Louisiana and Texas. He also owns DeRidder Truck Parts and is co-owner of Southland Group which owns multiple companies operating in the timber industry. Mr. Day has extensive director experience, previously serving as director of Pedestal Bank and City Savings Bank.

John P. Ducrest (63). John Ducrest serves as a director for Business First and b1BANK. Mr. Ducrest is the former Commissioner of the Office of Financial Institutions (OFI) for the State of Louisiana. He retired from this position in December of 2020 after more than 16 years as commissioner and 35 years with OFI. Mr. Ducrest is a Certified Public Accountant-retired, Certified Fraud Examiner-retired, and Certified Examination Manager-retired. He is a graduate of the University of Southwestern Louisiana (now University of Louisiana at Lafayette) with a degree in Business Administration and the Graduate School of Banking at Louisiana State University. On the national level, Mr. Ducrest served as the Chairman of the Conference of State Bank Supervisors, being only the second Louisiana Commissioner to serve in this role. He was also a principal of the Financial Stability Oversight Council (FSOC) which was created by the Dodd-Frank Act and is chaired by the Secretary of the Treasury. FSOC is comprised of the heads of all federal financial regulators and a state bank, insurance, and securities commissioner. The Council seeks to address systemic risk to the financial system of the United States. Additionally, Mr. Ducrest served as a principal of the Federal Financial Institutions Examinations Council (FFIEC) which prescribes uniform principles, standards, and report forms for the federal examination of financial institutions by the FRB, the FDIC, the NCUA, the OCC, and the CFPB, and to make recommendations to promote uniformity in the supervision of financial institutions.

Mark P. Folse (58). Mark Folse previously served as Executive Vice President and Chief Risk Officer of b1BANK and currently serves as a director of both Business First and b1BANK. Prior to joining b1BANK, he served as a founding organizer, President and Chief Executive Officer of Pedestal Bancshares, Inc., and its subsidiary Pedestal Bank, which merged with Business First in 2020. Prior to that, Mr. Folse served as General Counsel to the Louisiana Bankers Association. He holds a bachelor’s degree in finance, a Juris Doctor from the Louisiana State University Law Center and is a graduate of the Graduate School of Banking at Colorado. He has served the industry as a board member of the Louisiana Bankers Association, the American Bankers Association Community Bankers Council, and the Conference of State Bank Supervisors Bankers Advisory Board. He also has served as a board member of First National Bankers Bank. Community service has included board membership on the Houma-Terrebonne Chamber of Commerce, the Terrebonne Economic Development Authority, the South Louisiana Economic Council, the United Way for South Louisiana, and the Chabert Medical Center Foundation.

J. Vernon Johnson (72). J. Vernon Johnson serves as director for Business First and b1BANK. Mr. Johnson is a career banker, having served in various executive positions in the banking industry over the past forty-seven years. Mr. Johnson served most recently as Chairman of the Board of Pedestal Bancshares, Inc. and Pedestal Bank in Houma, Louisiana, which merged with Business First in 2020, and has previously served on the board of the Louisiana Bankers Association. He holds a bachelor’s degree in computer science and business from the University of Southwestern Louisiana (now University of Louisiana, Lafayette) and is a graduate of the Graduate School of Banking at Louisiana State University. Mr. Johnson’s extensive experience in banking and contacts in the banking industry provide our board with valuable insight regarding current banking issues and knowledge of financial markets.

Rolfe H. McCollister, Jr. (68). Rolfe McCollister is a founder and director of Business First and b1BANK. Mr. McCollister was the founder of Louisiana Business, Inc. Louisiana Business, Inc. published Greater Baton Rouge Business Report (started in 1982), 225 magazine, inRegister magazine, Daily Report online news, Louisiana NEXT, Welcome magazine, 10/12 Industry Report and other specialty publications. In 2021, Louisiana Business, Inc. was acquired by Melara Enterprises. Mr. McCollister serves as Chairman Emeritus of Melara Enterprises, Inc. which, in addition to many of the previously mentioned publications, also produces the Baton Rouge Business Awards and Hall of Fame, Influential Women in Business, the Louisiana Business Symposium, Forty Under 40, Leadership Academy, and several other annual events. Mr. McCollister is a graduate of Louisiana State University and served two terms as a member of the LSU System Board of Supervisors, including being elected chairperson. He was inducted into LSU’s E.J. Ourso College of Business Hall of Distinction. His business management experience, previous service on the board of directors of three banks, and many statewide and community contacts enable him to make valuable contributions to our board of directors.

Andrew D. McLindon (62). Andrew McLindon serves as a director for Business First and b1BANK. Mr. McLindon has served since 1989 as President and Chief Executive Officer of Mainspring Companies, a management firm that oversees the operations for the following companies: MBD Automation, a conveyor and automated equipment installation provider; Modus, LLC, a national facility services company; Pivotal, LLC., a commercial building construction and maintenance company partner in Cloudloft Development, a real estate development firm in the North Dallas market; GearTrain, a national program management company and Propel Productions, a video production company. Mr. McLindon earned a bachelor’s degree in construction management from Louisiana State University. Mr. McLindon brings executive decision-making, leadership, and risk assessment skills to our board of directors as a result of his experience in the construction industry. His experience in real estate development and construction also benefits our board of directors.

David R. Melville, III (49). David “Jude” Melville serves as President and Chief Executive Officer and a director of Business First and b1BANK. He has served in these capacities since 2011 and has held various management roles since the Bank’s chartering in 2006. Prior to becoming a community banker, Mr. Melville served as a captain in the U.S. Air Force. He earned a bachelor’s degree in social studies from Harvard College and a Master of Science in Management from the London School of Economics. Mr. Melville is also a graduate of the Graduate School of Banking at Louisiana State University. He is an executive board member of Louisiana’s Committee of 100, and formerly served as Chair of the Louisiana Association of Business and Industry and the Chair of the Federal Reserve Depository Institutions Advisory Council, among other affiliations.

Patrick E. Mockler (55). Patrick Mockler serves as a director for Business First and b1BANK. Mr. Mockler served as President of Mockler Beverage Company, ALP from 2007 to 2018 and has been a partner of Mockler Beverage and Reiger Road Development, LLC since 1995 and 2000, respectively. He was active in day-to-day operations of Mockler Beverage from 1994- 2018. Mr. Mockler has been a partner of New Orleans Eagle Investments, LLC since its inception in 2009 to acquire Southern Eagle Sales and Service in New Orleans. He became President of Southern Eagle in 2018. Additionally, he has experience as a director of b1BANK since 2006, served on the Loan Committee for three years, served on the Audit Committee for seven years, the Risk Committee for the last five years, the Compensation Committee for the last six years and is the current Chair of the Comp Committee. Mr. Mockler serves on the board of LWCC (Louisiana Workers Comp Corp) and its Investment Committee and has served on dozens of charitable boards and committees. He is a 1993 graduate of Louisiana State University with a degree in International Trade and Finance.

David A. Montgomery, Jr. (63). David Montgomery serves as a director for Business First and b1BANK and is the current Chair of the Audit Committee. Mr. Montgomery has served as Vice President of Montgomery Agency, Inc., an independent insurance agency, since 1990. Mr. Montgomery is a 50% partner in Brothers Ventures, a Real Estate Investment LLC. Mr. Montgomery is a Certified Public Accountant, and he is currently a councilman at large with Bossier City, Louisiana. He also served for 17 years as the Chairman of the Budget Committee for the Bossier City Council. Since 1996, Mr. Montgomery has served on the Finance Committee for North Louisiana Volunteers of America. Mr. Montgomery holds a bachelor’s degree in accounting from Louisiana State University. Mr. Montgomery brings extensive knowledge of the insurance and accounting industries to our board of directors. He also provides valuable knowledge and insight derived from his service for civic and governmental organizations.

Arthur J. Price (58). Arthur Price serves as a director for Business First and b1BANK. Mr. Price has served as Vice President, Finance / CFO for Badger Oil Corporation for over thirty years and was named President / CFO in 2017. Badger Oil and its affiliates participate in the exploration, drilling and production of crude oil and natural gas, with primary operations in the Louisiana Gulf Coast region and the Outer Continental Shelf of the Gulf of Mexico. Prior to joining Badger Oil, Mr. Price worked as an oil and gas accountant with a specialized firm located in Lafayette, Louisiana. As a senior member of the oil and gas community, Mr. Price is an active board member of the Louisiana Oil and Gas Association, and past chairman of the Board, and the Louisiana Association of Business and Industry. Mr. Price is also a former member of the board of The Lafayette Petroleum Club, having served as Treasurer and President. Mr. Price received a Bachelor of Science degree in Business Administration from the University of Southwestern Louisiana (now The University of Louisiana, Lafayette) in 1989 and is a Certified Public Accountant.

Aimee Quirk (49). Aimee Quirk is a director for Business First and b1BANK. Ms. Quirk is the Senior Vice President and Chief Corporate Development Officer for Ochsner Health and Chief Executive Officer of Ochsner Ventures. In this role, Quirk leads development of external growth initiatives across the healthcare landscape including innovative partnerships, new ventures, diversified businesses and strategic investments in emerging companies and funds. In addition, Quirk has executive responsibility for both marketing and enterprise communications for the health system. Ms. Quirk joined Ochsner in 2015 as the founding CEO of innovationOchsner (iO), Ochsner’s innovation company focused on advancing digital health, advanced analytics and precision medicine. Under Quirk’s leadership, iO became a nationally recognized leader in healthcare innovation for pioneering award-winning digital health solutions. Prior to joining Ochsner, Ms. Quirk served as the Senior Advisor for Economic Development for the City of New Orleans. Prior to her public service, she was a partner in the New Orleans law firm Jones Walker. Quirk received a Bachelor of Science in Finance and graduated magna cum laude from Louisiana State University and a J.D. summa cum laude from Tulane University School of Law. A native of New Orleans, Ms. Quirk is active in the community and serves on several boards, including SafeSource Direct; Obatala Sciences; GNO, Inc.; The Idea Village; and the Center for Resilience. Ms. Quirk has been recognized by Becker’s Hospital Review among the Women Power Players in Health IT and Women in Health IT to Watch and a Woman of the Year and a Healthcare Hero by CityBusiness Magazine.

Kenneth Wm. Smith, PE, PLS (61). Kenneth Smith serves as a director for Business First and b1BANK. Mr. Smith, a Professional Engineer and Land Surveyor, is President and Chief Executive Officer of T. Baker Smith, LLC, a professional services firm that provides planning, environmental, surveying, engineering, and construction management services. Mr. Smith has been with T. Baker Smith, LLC since 1980. He also serves as Managing Partner for the following companies: TBS Mexico, TBS Holding, LLC, a real-estate holding company; Four C’s of Houma, LLC, a personal investment company; and Mega Beast Commercial Realty, a commercial real estate company and WCS Management Company. Mr. Smith served as the President for the Houma Terrebonne Chamber of Commerce, South Central Industrial Association, South Louisiana Economic Council, and the Louisiana Pipeliners Association, and he currently serves as a member of the Louisiana Oil & Gas Association and Louisiana Association of Business & Industry. Mr. Smith earned a degree in civil engineering from Louisiana Tech University. He brings extensive business skills and experience to our board of directors, having successfully managed his own business for many years. Mr. Smith is also an active leader in his community and serves on the boards of many civic organizations. His many professional and community contacts benefit our board of directors.

Keith Tillage (54). Keith Tillage serves as a director for Business First and b1BANK. Mr. Tillage is the co-founder and Chief Executive Officer of Tillage Construction, LLC, a minority full service commercial construction and construction management company. Tillage Construction has received numerous awards including being a finalist for the Black Enterprise Small Business of the year award, receiving the HUBZONE business of the year award, The United States Small Business Award for excellence, as well as being recognized as one of the fastest growing private companies in America by Inc. 500/5000 in 2011 and 2012. More recently, Keith was named Louisiana District and SBA Region 6 Minority Small Business Person of the Year and received the distinct honor of being selected as one of the 12 small business CEOs invited to the White House for the sole purpose of consulting President Obama on the Fiscal Cliff. Mr. Tillage has served on the board of the Minority Supply Diversity Council, YMCA – A.C. Lewis Branch, and the Baton Rouge Area Chamber. He is also a former member of US Black Chambers President’s Circle. Currently, he serves on the National GSA advisory council and the Louisiana State licensing board for contractors.

Steven G. White (64). Steve White serves as a director for Business First and b1BANK. Mr. White currently serves as the Chief Administrative Officer for The Carpenter Health Network, which is a health care continuum including Home Health, Hospice, Nurse Practitioner Home Services, Nursing Homes, and LTACH & Rehab facilities over a six-state area. He also serves as the Chairman for the William A. Robinson Foundation. Mr. White’s previous work experiences include serving in roles as President, Senior Vice President, and other executive roles in U.S. and international logistic businesses. He has served as a Chief Operations Officer in the home health and hospice industry. Mr. White graduated from Louisiana Tech University with a Bachelor of Science degree in petroleum engineering in 1985 and has attended several executive management programs at various universities. Mr. White’s experience in asset management and his knowledge of the oil & gas, logistics and the health care industry are valuable to our board of directors.

CURRENT EXECUTIVE OFFICERS AND DIRECTORS

General

Our board of directors and the board of directors of b1BANK are each made up of the same 16 individuals. Our directors are typically elected by shareholders at our annual shareholders’ meeting. The elected directors hold office until the next annual meeting, or until their successors are duly elected and qualified. Our executive officers are appointed by and serve at the discretion of our board of directors. The directors of b1BANK are elected by us, as the sole shareholder of b1BANK, each year and they hold office for a term of one year or until their successors are chosen and qualified. The executive officers of b1BANK are appointed by and serve at the discretion of its board of directors. No director or executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or executive officer or director.

Board of Directors

Information about our current directors, all of whom have been nominated by the board of directors for election to the board, is set forth above in the section of this proxy statement entitled “Proposal One – Election of Directors.” There are no arrangements between us and any person pursuant to which any nominee was elected as a director or is nominated to be elected as a director.

Board Diversity Matrix

Board Diversity Matrix
Total Number of Directors	16
Gender:	Male	Female	Non- Binary	Gender Undisclosed
Number of directors based on gender identity	13	2		1
Number of directors who identify in any of the categories below:
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	13	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

Executive Officers

The following table sets forth the current executive officers of Business First and b1BANK:

Name	Age	Title/Position with Business First	Position Since	Title/Position with b1BANK	Position Since
Philip Jordan	51	---	---	Executive Vice President, Chief Banking Officer	August 2018(1)
Mike Pelletier	56	---	---	Executive Vice President, Chief Human Resources Officer	June 2023
Kathryn Manning	37	---	---	Executive Vice President, Chief Risk Officer	May 2022(2)
Keith Mansfield	47	---	---	Executive Vice President, Chief Operations Officer	January 2017(3)
Warren McDonald	57	---	---	Chief Credit Officer	February 2021(4)
David R. Melville, III	49	Acting Chairman, President and Chief Executive Officer	March 2011(5)	Acting Chairman, President and Chief Executive Officer	March 2011(5)
Gregory Robertson	52	Chief Financial Officer and Treasurer	January 2017(6)	Executive Vice President, Chief Financial Officer	January 2017(6)
Saundra Strong	46	Secretary	December 2021	Executive Vice President, General Counsel	October 2021
N. Jerome Vascocu, Jr.	50		November 2022	Executive Vice President, Chief Administrative Officer	November 2022

(1)	Mr. Jordan has been with the Bank since August 2008, previously serving as its Chief Commercial Officer.
(2)	Ms. Manning has been with the Bank since September 2013, previously serving as its Chief Data Officer.
(3)	Mr. Mansfield has been with the Bank since April 2016, previously serving as its Chief Information Officer.
(4)	Mr. McDonald has been with the Bank since its inception in February 2006, previously serving as a Senior Commercial Lender and Market President.
(5)

Mr. Melville has been with the Bank since its inception in February 2006, previously serving as its Chief Administrative Officer. He was promoted to the position of Chief Executive Officer in March 2011. Following the recent passing of the Company’s long time Chairman, Robert S. Greer, Jr., Mr. Melville was named Acting Chairman.

(6)	Mr. Robertson has been with the Bank since August 2011, previously serving as its Chief Banking Officer.

A brief description of the background of each of our non-director executive officers is set forth below:

Philip Jordan. Philip Jordan has been with b1BANK since August 2008 and currently serves as the Chief Banking Officer, leading the unified Commercial and Retail Banking teams in each of the Bank’s markets as well as the Treasury Management, Secondary Mortgage, and Guaranteed Lending divisions. Prior to January 2017, Mr. Jordan was the Western Region Chief Executive Officer which included the Southwest, Northwest, and Lafayette areas of Louisiana. Prior to his promotion to Executive Vice President in July 2015, Mr. Jordan served as Regional President of b1BANK’s Northwest Louisiana division. Mr. Jordan holds a Finance degree from Louisiana Tech University.

Mike Pelletier. Mike Pelletier joined b1BANK in June 2023 where he serves as the Executive Vice President, Chief Human Resources Officer. Mr. Pelletier has over 30 years of comprehensive Human Resources experience including extensive experience providing strategic planning and leadership in the areas of executive compensation, executive and broad-based incentive plan design for both short-term and long-term incentives, executive benefits, succession planning, training and development, and human capital management systems. Prior to joining b1BANK, Mike was an Area Vice President with Gallagher. Prior to joining Gallagher, Mike was the Executive Vice President and Director of Human Resources Strategy and Operations for First Horizon Corporation, following the merger with IBERIABANK Corporation where he held the position of Chief Human Resources Officer for a large regional publicly traded commercial bank since July 2003. Mike is a certified Senior Professional in Human Resources (SPHR) and a member of the Society for Human Resource Management (SHRM) where he also holds the certification of SHRM Senior Certified Professional (SHRM-SCP). He is actively involved as a Past State Director for the Board of Directors with the Louisiana Society for Human Resource Management (LASHRM), is a member of the Acadiana Society for Human Resource Management (ASHRM), and a member of the National Association of Stock Plan Professionals (NASPP). Mike received his BSBA in Finance.

Kathryn Manning. Kathryn Manning serves as the Executive Vice President, Chief Risk Officer of b1BANK. In this role, she is responsible for overseeing the Company’s BSA, Compliance, Enterprise Risk, and Loan Review functions. Ms. Manning has been with b1BANK since September 2013 and previously served as its Chief Data Officer. Before joining b1BANK, Ms. Manning served various roles at other large financial institutions. She earned her Bachelor of Science and Master of Science degrees in Finance from Louisiana State University in 2009 and 2010, respectively.

Keith Mansfield. Keith Mansfield serves as Executive Vice President and Chief Operations Officer for b1BANK and has 25 years of banking experience. In his role as Chief Operations Officer, Mr. Mansfield is responsible for all aspects of the Bank’s operations, which include information technology, electronic banking, loan operations, deposit operations, transaction services, branch and treasury operations, business intelligence, facilities, information security operations, vendor management, business continuity, and project management. Mr. Mansfield served most recently as the Bank’s Chief Information Officer. Before joining b1BANK, Mr. Mansfield served as the Chief Technology Officer for a regional financial institution in the Southeast. Mr. Mansfield received a Bachelor of Business Administration in Accounting from the University of Tennessee at Martin.

Warren McDonald. Warren McDonald has been with b1BANK since opening in February 2006 and currently serves as the Chief Credit Officer. Mr. McDonald started at b1BANK as the Senior Commercial Lender in the Baton Rouge Market, and later served as the Market President for the Baton Rouge and Northshore Markets. Mr. McDonald began his commercial banking career in 1988 in the Management Trainee Program with Premier Bank (currently Chase Bank) and has worked in various commercial banking production capacities with Regions Bank and Whitney National Bank. Mr. McDonald graduated from Louisiana State University in 1988 with a BS in Finance and in 1994 with an MBA.

Gregory Robertson. Greg Robertson has served as the Executive Vice President and Chief Financial Officer of b1BANK since January 2017 and has been with Business First since 2011. He previously served as our Chief Banking Officer. He has been in the banking business since 1996. Mr. Robertson worked at City Savings Bank and Trust Co. from 1996 to 2011, where he served in many capacities, including branch manager, commercial lender, program manager for City Savings Financial Services, and Senior Vice President. As Chief Financial Officer for b1BANK, he leads the finance and risk areas of the Bank including accounting, treasury and investments, special assets. Mr. Robertson graduated from Northwestern State University in 1993 with a Bachelor of Science degree.

Saundra Strong. Saundra Strong has been with b1BANK since October 2021 and serves as the Executive Vice President, General Counsel and Corporate Secretary. In this role, she is responsible for overseeing the Company’s legal functions. Before joining b1BANK, Ms. Strong served as an Assistant General Counsel for a regional financial institution in the Southeast. She earned her Bachelor of Science from the University of Southern Mississippi in 2000 and her Juris Doctorate from Mississippi College School of Law in 2003.

N. Jerome “Jerry” Vascocu, Jr. Jerry Vascocu has served as the Executive Vice President and Chief Administrative Officer of b1BANK since November 2022. Mr. Vascocu has more than 28 years of banking experience, most recently serving as director of commercial banking strategy for First Horizon Bank. He spent 17 years with IberiaBank, serving as Acadiana market president and commercial relationship manager and team leader in Baton Rouge. Mr. Vascocu serves as a board member of Ochsner Lafayette General Hospital, Ochsner Lafayette General Foundation, Ragin Cajuns Athletic Foundation at the University of Louisiana Lafayette and is a member and past chairman of the Louisiana Chapter of Young Presidents Organization International. He has previously served as chairman of the board and finance chair of One Acadiana, commissioner with the Louisiana Economic Development Authority (LEDA), board member and chair of the Operational Excellence Committee for the United Way of Acadiana, chairman of the Ascension Episcopal School Board of Trustees and board member of the University of Louisiana at Lafayette B.I. Moody School of Business Advisory Council. He earned a Bachelor of Arts in Economics from Vanderbilt University.

CORPORATE GOVERNANCE PRINCIPLES AND RELATED MATTERS

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our board of directors has adopted Corporate Governance Guidelines, which set forth the framework within which our board, assisted by our board committees, directs the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of the board, director independence, compensation of directors, management succession and review, board committees and selection of new directors. In addition, our board of directors adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees. Our Corporate Governance Guidelines, as well as the Code of Business Conduct and Ethics, are available on our website at www.b1bank.com under “Shareholder Info.” Any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements with respect to a senior executive officer, will be disclosed on our website, as well as any other means required by the rules of the Nasdaq Global Select Market.

Board Independence

Under the rules of the Nasdaq Global Select Market, independent directors must comprise a majority of our board of directors. The rules of the Nasdaq Global Select Market, as well as those of the Securities and Exchange Commission (the “SEC”), also impose several other requirements with respect to the independence of our directors.

Our board of directors has evaluated the independence of its members based upon the rules of the Nasdaq Global Select Market and the SEC. Applying these standards, our board of directors has affirmatively determined that all of our directors, except for Messrs. Folse and Melville, are “independent directors” under the applicable rules. We have determined that Mr. Melville is not an “independent director” under the applicable rules since he is an employee of both the Bank and the Company. Mr. Folse is not an “independent director” under the applicable rules since he was an employee of the Bank and the Company in the last three years.

Board Leadership Structure

Our board of directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. It is our board of directors’ view that rather than having a rigid policy, the board of directors, with the advice and assistance of the Nominating/Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Previously, our leadership structure separated the offices of Chief Executive Officer and Chairman of the Board, with Mr. Melville serving as our Chief Executive Officer and Mr. Greer as Chairman of the Board. Following Mr. Greer’s unexpected passing in March of 2024, the Board named Mr. Melville as Acting Chairman and Mr. McCollister as Acting Lead Director.

Board Meetings

Our board of directors held 8 scheduled meetings in 2023. Information regarding meetings of the various committees is described below. All directors attended at least 75% of the board and committee meetings on which they served during 2023. Directors are encouraged to attend annual meetings of our shareholders, although we have no formal policy on director attendance at annual meetings. Sixteen of our directors attended our 2023 annual shareholder meeting.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee

Our board of directors has established an Audit Committee to assist it in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditors and our internal audit function. Our Audit Committee held 12 scheduled meetings and 4 special meetings in 2023. Current members of our Audit Committee include:

•	James J. Buquet, III
•	Carol M. Calkins
•	J. Vernon Johnson
•	David A. Montgomery, Jr., Chairman
•	Steven G. White

Our board of directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that (1) each of the members of our Audit Committee is an “independent director” under Nasdaq Global Select Market rules, (2) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) each of the members has the ability to read and understand fundamental financial statements. Our board of directors has also determined that David A. Montgomery, Jr. qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K under the Securities Act and has the requisite accounting or related financial expertise required by applicable SEC rules.

Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Audit Committee is available on our website at www.b1bank.com under “Shareholder Info.” The duties and responsibilities of the Audit Committee include, among other things:

●

Reviewing the annual audited and quarterly unaudited financial statements and recommending inclusion of the annual audited consolidated financial statements in the Company’s annual report on Form 10‑K;

●	Periodically reviewing and discussing the adequacy of the Company’s internal controls and financial disclosure controls;

●	Approving all engagements for audit and non-audit services by the independent auditors;

●	Considering the independence of the independent auditors;

●	Appointing, retaining, and dismissing the independent auditors;

●	Overseeing the internal audit function; and

●	Reviewing and approving the Audit Committee’s charter.

Compensation Committee

Our board of directors has established a Compensation Committee to assist it in its oversight of our overall compensation structure, policies and programs and assessing whether such structure meets our corporate objectives, the compensation of our named executive officers and the administration of our compensation and benefit plans. Our Compensation Committee held 7 scheduled meetings in 2023. Current members of our Compensation Committee include:

●	James J. Buquet, III
●	Rolfe H. McCollister, Jr.
●	Patrick E. Mockler, Chairman
●	Kenneth W. Smith

Our board of directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under Nasdaq Global Select Market rules. Our board has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Compensation Committee is available on our website at www.b1bank.com under “Shareholder Info.” The duties and responsibilities of the Compensation Committee include, among other things:

●

Reviewing and approving annual compensation and incentive opportunities of the Company’s executive officers, excluding the CEO, and recommending annual compensation and incentive opportunities for the CEO to the board of directors;

●

Reviewing, approving and authorizing employment related agreements (i.e., Change of Control Agreements) with executive officers and making recommendations regarding the same for the CEO to the board of directors;

●	Reviewing, determining, and recommending to the board of directors, policies relating to the Company’s philosophy and practices relating to compensation of its executive officers and directors;

●	Reviewing, approving and authorizing the establishment of performance measures applicable to performance-based cash and equity incentives;

●	Reviewing with management the compensation discussion in the Company’s annual proxy statement and other SEC filings;

●	Preparing the Compensation Committee Report; and

●	Retaining any compensation consultants, advisors and attorneys.

Compensation Committee Interlocks and Insider Participation

During 2023, none of the members of our Compensation Committee were an officer or employee of Business First Bancshares, Inc. or b1BANK. In addition, none of our executive officers serve or have served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Nominating/Corporate Governance Committee

Our board of directors has established a Nominating/Corporate Governance Committee to assist it in its oversight of identifying and recommending persons to be nominated for election as directors and to fill any vacancies on the board of directors of the Company and each of our subsidiaries, monitoring the composition and functioning of the standing committees of the board of directors of the Company and each of our subsidiaries, and in developing, reviewing and monitoring the corporate governance policies and practices of the Company and each of our subsidiaries. Our Nominating/Corporate Governance Committee held 5 scheduled meetings in 2023. Current members of our Nominating/Corporate Governance Committee include:

●	Ricky D. Day
●	Rolfe H. McCollister
●	Keith A. Tillage
●	Steven G. White, Chairman

Our board of directors has evaluated the independence of each of the members of our Corporate Governance/Nominating Committee and has affirmatively determined that each of the members of our Corporate Governance/Nominating Committee meets the definition of an “independent director” under Nasdaq Global Select Market rules.

Our Nominating/Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Nominating/Corporate Governance Committee is available on our website at www.b1bank.com under “Shareholder Info.” The duties and responsibilities of the Compensation Committee include, among other things:

●	Reviewing the corporate governance and leadership structure of the Company;

●	Recommending to the board of directors nominees for election to the board;

●	Monitoring the committees of the board, recommending any changes to the duties and responsibilities of those committees and the creation or elimination of any committees;

●	Developing, monitoring, and reviewing the Company’s compliance with corporate governance guidelines; and

●	Establishing the process for conducting the annual performance review of the board, its committees and each director and executive officer.

Director Qualifications

In carrying out its functions, the Nominating/Corporate Governance Committee will develop qualification criteria for all potential nominees for election, including incumbent directors, board nominees and shareholder nominees to be included in the Company’s future proxy statements. These criteria may include the following attributes:

●	adherence to high ethical standards and high standards of integrity;

●

sufficient educational background, professional experience, business experience, service on other boards of directors and other experience, qualifications, diversity of viewpoints, attributes and skills that will allow the candidate to serve effectively on the board of directors and the specific committee for which he or she is being considered;

●	evidence of leadership, sound professional judgment and professional acumen;

●	evidence the nominee is well recognized in the community and has a demonstrated record of service to the community;

●	a willingness to abide by any published code of conduct or ethics for the Company and to objectively appraise management performance;

●	the ability and willingness to devote sufficient time to carrying out the duties and responsibilities required of a director;

●	any related person transaction in which the candidate has or may have a material direct or indirect interest and in which the Company participates; and

●

the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial, and responsive to the needs of the Company and the interests of our shareholders.

In addition, the Company’s board of directors and the Nominating/Corporate Governance Committee are committed to increasing the diversity of the Company’s board. In furtherance of that commitment, the Company’s board of directors has established a goal of 30% diversity as defined by gender and race by 2025. As part of its efforts to meet this goal, the Company welcomed Aimee Quirk to the board in 2024. The Company continues to actively seek additional diverse candidates.

The Nominating/Corporate Governance Committee will also evaluate potential nominees for the Company’s board of directors to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with applicable SEC and Nasdaq Global Select Market rules (to ensure that, at all times, at least a majority of our directors are independent). Although we do not have a separate diversity policy, the committee considers the diversity of the Company’s directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics that may contribute to the Company’s board of directors.

Prior to nominating or, if applicable, recommending an existing director for re-election to the Company’s board of directors, the Nominating/Corporate Governance Committee will consider and review the following attributes with respect to each existing director:

●	attendance and performance at meetings of the Company’s board of directors and the committees on which such director serves;

●	length of service on the Company’s board of directors;

●	experience, skills, and contributions that the existing director brings to the Company’s board of directors;

●	independence and any conflicts of interest; and

●	any significant change in the director’s status, including the attributes considered for initial membership on the Company’s board of directors.

Independent Auditors

The Audit Committee has recommended, and the board of directors has appointed, FORVIS, LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2024 fiscal year. Our shareholders are being asked to ratify and approve the appointment of FORVIS, LLP at the 2024 annual meeting. FORVIS, LLP was created by the merger of equals of BKD, LLP and Dixon Hughes Goodman LLP, effective June 1, 2022.

Fees to Independent Auditors

The following table presents fees for professional services rendered by FORVIS, LLP for 2022 and 2023:

	2022	2023
Audit fees	$516,427	$608,252
Audit-related fees	228,646	72,133
Tax fees	63,425	55,462
All other fees	---	---
Total	$808,498	$735,847

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the independent registered public accounting firm for the audit of our annual financial statements and review of financial statements included in our Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees;” such services include an audit of our 401(k) plan; (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

The Audit Committee has reviewed the audit and non-audit fees billed to the Company by FORVIS, LLP for 2022 and 2023 for the purpose of considering whether such fees are compatible with maintaining the auditors’ independence and concluded that such fees did not impair FORVIS, LLP’s independence. The Audit Committee pre-approves all audit and non-audit services performed by our independent registered public accounting firm to assure that the provision of such services does not impair their independence. Federal securities regulations specify the types of non-audit services that an independent auditor may not provide to us and establish the Audit Committee’s responsibility for administration of the engagement of our independent auditors. During 2023, the Audit Committee pre-approved all services provided to us by our independent auditor.

Shareholder Communications with the Board

The board of directors has established the following procedure to enable anyone who has a concern regarding the Company to communicate that concern directly to an individual director, the board as a group, or a specified committee or group, including the independent directors as a group. Any such communication should be made using the following contact information: Business First Bancshares, Inc., attn. Corporate Secretary, 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801.

Each communication should specify the applicable addressee or addresses to be contacted as well as the general topic of the communication. Communications may be confidential or anonymous. The Company will initially receive and process communications before forwarding them to the addressee. Communications may also be referred to other departments within the Company. The Company generally will not forward to the directors a communication that it determines to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our 2023 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information. Our named executive officers (“NEOs”) for the year ended December 31, 2023, were as follows:

Name	Position with the Company/Bank
David R. (“Jude”) Melville, III	President and Chief Executive Officer of the Company and the Bank
Gregory Robertson	Chief Financial Officer and Treasurer of the Company; Executive Vice President and Chief Financial Officer of the Bank
Philip Jordan	Executive Vice President and Chief Banking Officer of the Bank
Keith Mansfield	Executive Vice President and Chief Operations Officer of the Bank
Norman (“Jerry”) Vascocu	Executive Vice President and Chief Administrative Officer of the Bank

I.	Executive Summary

2023 Select Business Highlights

In 2023, we delivered solid operating performance by exercising discipline around expenses and maintaining good margin stability even as we grew organic deposits. Despite the significant changes in interest rates and the uncertainty in the macroeconomic environment, we achieved the following key financial and operational results during 2023:

●

Solid Return on Assets and Equity. Return to common shareholders on average assets and common equity were 1.04% and 12.36%, respectively, for 2023, compared to 0.97% and 11.59%, respectively, for 2022.

●	Strong Loan Growth. Loans held for investment increased $386.6 million or 8.39% in 2023.
●

Net Interest Margin. For 2023, net interest income totaled $215.1 million and net interest margin and net interest spread were 3.62% and 2.72%, respectively, compared to net interest income of $199.6 and net interest margin and net interest spread were 3.92% and 3.57%, respectively, for 2022.

●

Overall Credit Quality Remains Stable. Ratios of nonperforming loans to loans held for investment and nonperforming assets to total assets remained steady at 0.34% and 0.28%, respectively, as of the end of 2023.

●	Deposits Increased. Deposits increased $428.4 million or 8.89% in 2023.

2023 Say-on-Pay Vote and Shareholder Engagement

We value the ongoing feedback that we receive from our shareholders on executive compensation matters, including the feedback reflected in our annual say-on-pay votes. With support for say-on-pay of 59.9% in 2023, the Compensation Committee has continued to prioritize seeking shareholders’ perspectives about specific areas of concern and potential improvements.

We conducted an outreach initiative following our 2023 annual meeting, reaching out to our top 15 shareholders, representing 32.8% of the Company’s outstanding shares. We invited them to discuss our executive compensation programs, corporate governance matters, and other topics.

As a result of our outreach, we spoke to five shareholders, representing 18.7% of our outstanding shares. We received valuable commentary and insights from shareholders regarding our executive compensation practices and disclosure, which we shared and discussed with our board of directors, including the Compensation Committee. We did not receive responses from the other ten shareholders we contacted, representing approximately 14.1% of our shares. The Compensation Committee Chair, together with the Executive Vice President, Chief Human Resources Officer and the Executive Vice President, General Counsel & Corporate Secretary participated in this effort on behalf of the Company.

How We Responded.

What Shareholders Shared	What We’ve Done
Remove the ability to reprice options and exchange outstanding options without shareholder approval provision from the equity plan	In the 2024 Equity Incentive Plan that is up for shareholder approval at the 2024 annual meeting, we require shareholder approval of any option repricing or exchange
Adopt stock ownership guidelines for executives and non-employee directors

As discussed further below, in January 2024, the board of directors adopted stock ownership guidelines for our NEOs and non-employee directors that sets the ownership requirement at a meaningful multiple of base salary or annual retainer

Incomplete disclosure regarding goal-setting process, metric selection, goal rigor and connection to Company performance

This CD&A contains, in addition to the target, threshold and maximum performance levels, expanded and detailed disclosure regarding the process for setting targets and why such targets are rigorous and challenging as well as the rationale for using such metrics to show that executive pay is tied to overall Company performance

Improve the long-term incentive program: grant awards that vest or are earned over a period of at least three-years, 50% of an NEO’s long-term awards should be tied to pre-set performance goals, and adopt performance goals with forward looking targets

As discussed further below, we plan to introduce a new long-term incentive program for NEOs in 2024. Going forward, NEOs will be granted a 50/50 mix time-based restricted stock units and performance share units. The time-based restricted stock units will vest in equal annual installments over a three-year period. The performance share units will be earned based on the achievement of financial goals with pre-set targets measured over a three-year performance period.

Executive Compensation Philosophy and Objectives

Compensation Philosophy

The Company’s executive compensation program is designed to attract and retain highly qualified executives and to motivate them to maximize shareholder value while managing risk appropriately and maintaining the safety and soundness of the organization. Our executive compensation program is aligned with short-term and long-term Company performance and includes best practices designed to reflect sound corporate governance.

The Company is committed to aligning the compensation of the executive officers with the Company’s financial and operational performance. The Compensation Committee uses both annual cash bonuses and equity awards to link executive pay with the Company’s performance. Payouts under the annual and long-term incentive plans are based on the Company’s achievement of key corporate, strategic and line of business performance goals. A minimum achievement of the threshold is required to earn the minimum annual cash bonus and equity, and performance that exceeds the target results in higher annual bonus and equity awards. As a result of the structure of the Company’s incentive plans, the Compensation Committee believes that compensation paid to NEOs is effectively aligned with the Company’s performance.

Compensation Program Governance

The Compensation Committee assesses the effectiveness of our executive compensation program from time to time and reviews risk mitigation and governance matters, which includes maintaining the following best practices:

What We Do	✔	The majority of total executive compensation opportunity is variable and at-risk, with a substantial portion tied to performance goal achievement.
✔

The allocation of incentives among the annual cash incentive plan and long-term equity awards incentivizes performance to reach shorter-term goals without over-emphasizing short-term performance at the expense of achieving long-term goals.

	✔	To ensure that no single measure affects compensation disproportionately, we use a diverse set of financial and operational performance goals in the design of our compensation program.
	✔	To provide information and advice for use in Compensation Committee decision-making, our compensation committee has engaged an independent compensation consultant.
✔

For compensation decisions, we maintain and reference a peer group of companies based on industry, asset size and geography, reviewing and updating this compensation peer group periodically and as necessary or appropriate.

	✔	Our NEOs and directors are subject to guidelines to maintain certain levels of stock ownership.
	✔	We maintain a clawback policy to recoup cash and equity-based incentives paid to executive officers earned based on a material error in the financial statements
What We Don’t Do	✘

We prohibit employees and non-employee directors from engaging in short sale transactions in our securities. Hedging transactions or maintaining our securities in a margin account must be pre-cleared by the Company’s compliance officer.

	✘	No excise tax gross ups in employment or change in control agreements.
	✘	No excessive perquisites for executive officers.

II.	Determination of Named Executive Officer Compensation

Role of the Board, Compensation Committee, and Management

In considering appropriate levels of compensation for executives, the Compensation Committee considers the Company’s performance and individual NEO performance and experience, as well as peer and broader financial services industry comparisons and affordability analysis. When deemed appropriate, the Compensation Committee requests that its independent compensation consultant provide it with survey data of executive compensation for financial services companies that are comparable to the Company. The Compensation Committee generally does not request such market data from the compensation consultant every year.

The Chair of the Compensation Committee works with the CEO and the Human Resources department to establish the agenda for Compensation Committee meetings. The CEO and Human Resources department also interface with the Compensation Committee in connection with the Compensation Committee’s executive compensation decision-making, providing comparative market data as well as making recommendations. The Compensation Committee periodically meets with the CEO and members of the Human Resources department to assess progress toward meeting objectives set by the board of directors for both annual and long-term compensation. The Compensation Committee also meets in executive session without management present when appropriate. Our CEO does not play any role with respect to any matter affecting his own compensation and is not present when the Compensation Committee discusses and formulates the compensation recommendation.

The Compensation Committee reviews all the components of compensation in making determinations on the mix, amount, and form of executive compensation. While the Compensation Committee does not use any quantitative formula or multiple for comparing or establishing compensation for executive management, it is mindful of internal pay equity considerations and assesses the relationship of the compensation of each executive to other members of executive management.

Role of the Independent Compensation Consultant

The Compensation Committee has directly engaged Aon’s Human Capital Solutions practice, a division of Aon plc (otherwise known as McLagan) (“McLagan”) as its external compensation consultant. McLagan reports to, and receives its direction from, the Compensation Committee, and a representative of McLagan regularly attends Compensation Committee meetings as its independent advisor. McLagan helped facilitate the executive officer compensation process, including the creation of a compensation peer group for comparing our NEOs’ compensation to the market and provides advice and information on other executive compensation matters.

In considering McLagan’s engagement, the Compensation Committee evaluated McLagan’s independence and any conflicts of interest in accordance with applicable SEC rules and Nasdaq listing requirements. The Compensation Committee requested and received a report from McLagan addressing the independence of McLagan and its senior advisors. The Compensation Committee considered McLagan’s provision of other services to the Company, the fees paid by the Company to McLagan as a percentage of McLagan’s total revenue, McLagan’s policies and procedures to prevent conflicts of interest, and the confirmation by McLagan that it and its representatives have no business or personal relationship with any member of the Compensation Committee, do not own any stock of the Company, and have no business or personal relationship with any executive officer of the Company. The Compensation Committee concluded that McLagan is independent of the Compensation Committee and of Company management and has no conflicts of interest in its performance of services to the Compensation Committee.

Peer Group

The Compensation Committee believes that obtaining relevant market and peer group data is very important to making determinations about executive officer compensation. Such information provides a reference point for making decisions.

The Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources, when making decisions about the structure and component mix of our executive compensation program. The Compensation Committee also considers the practices of our competitors and the broader industry for recruiting and retaining talent.

The Compensation Committee, with the assistance of McLagan, developed a peer group for certain compensation decisions in 2023. The peer group is updated periodically by the Compensation Committee, based on a process that includes recommendations from internal sources, including the Human Resources department, and external sources such as our independent compensation consultant, to reflect the companies against which the Company competes for executive talent or for shareholder investment. The peer group was defined using the following criteria:

●	Public bank holding companies with assets between $3 and $12 billion
●	Located in the southeast or southwest regions of the U.S.
●	Commercial loans >60% of overall portfolio
●	More than ten branch locations

The 2023 compensation peer group consisted of the following companies:

Veritex Holdings, Inc	Stock Yards Bancorp, Inc.	Southern First Bancshares, Inc.
Seacoast Banking Corp. of Florida	The First Bancshares, Inc.	HomeTrust Bancshares, Inc.
Stellar Bancorp, Inc.	Great Southern Bancorp, Inc.	Guaranty Bancshares, Inc.
First Bancorp, Inc.	Triumph Financial, Inc.	Home Bancorp, Inc.
Origin Bancorp, Inc.	Equity Bancshares, Inc.	First Guaranty Bancshares, Inc.
National Bank Holdings Corp.	SmartFinancial, Inc.	Capstar Financial Holdings, Inc.
Amerant Bancorp Inc.	South Plains Financial, Inc.
Southside Bancshares, Inc.	Third Coast Bancshares, Inc.

III.	Elements of 2023 Compensation

The Compensation Committee has structured our executive compensation program to ensure that our NEOs are compensated in a manner consistent with shareholder interests, competitive pay practices, and applicable requirements of regulatory bodies.

The components of our 2023 executive compensation program consist primarily of elements that are generally available to our employees, including base salary, annual cash incentive, long-term incentive, and broad benefits.

Element	Description	Purpose
Base Salary	Fixed cash compensation based on each executive officer’s role, individual skills, experience, performance, geography, and positioning relative to market and internal equity	Base salaries are intended to provide stable compensation to executives, allows us to attract and retain superior executive talent and maintain a consistent, stable leadership team
Short-Term Incentives: Annual Cash Incentive	Variable cash compensation based on the level of achievement of pre-determined annual corporate goals and individual performance

Annual cash incentive opportunities are designed to align our executive officers in achieving short-term goals; payout levels are generally determined based on actual financial results and the degree of achievement of Company and individual performance

Long-Term Incentives: Equity-Based Compensation	Restricted stock awards earned based on achievement of pre-defined corporate performance objectives, with additional two-year time-based vesting

Equity based compensation is designed to motivate and reward executives to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders, as well as to attract and retain executive officers for the long-term

2023 Target Pay Mix

The target pay mix supports the core principles of our executive compensation philosophy and objectives of compensating for performance and aligning executive officers’ interests with those of shareholders, by emphasizing both annual and long-term incentives. The graphics below illustrate the mix of fixed, target annual cash incentive, and target long-term equity incentive compensation we provided to our CEO and the average of the other NEOs for 2023.

Base Salaries

Base salaries provide executives with fixed cash compensation to attract and retain highly qualified executives. The base salaries for the Company’s NEOs are typically established in the second quarter of the year after the Company’s financial information and performance results from the previous year are available, although other adjustments are made occasionally to reflect changes in responsibility or other developments. In establishing base salaries for our NEOs, the Compensation Committee has relied on external market data obtained from outside sources, including a peer bank salary study prepared by our independent compensation consultant. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

●	Each NEO’s scope of responsibility
●	Each NEO’s years of experience
●	Types and amount of the elements of compensation to be paid to each NEO
●

Overall financial performance and performance with respect to other aspects of our operations, such as growth, asset quality, profitability, and other matters, including the status of our relationship with the banking regulatory agencies; and

●	Each NEO’s individual performance contributions to our Company-wide performance, including leadership, teamwork, and community service.

The Compensation Committee approved salary increases in 2023 for all NEOs after considering the factors listed above.

Name	2022 Base Salary	2023 Base Salary	% Change
David R. (“Jude”) Melville, III	$675,000	$705,000	4.4%
Gregory Robertson	$362,000	$392,000	8.3%
Philip Jordan	$362,000	$392,000	8.3%
Keith Mansfield	$362,000	$392,000	8.3%
Norman (“Jerry”) Vascocu	$362,000	$392,000	8.3%

Annual Cash Bonuses

Our annual cash bonus is a short-term, non-equity incentive plan that is intended to motivate and reward the NEOs’ performance and contributions to our success and focus each NEO’s attention on specific goals. The plan provides an annual cash incentive based on the achievement of Company performance metrics and the execution of key initiatives for each NEO. Under the annual cash incentive, the amount of each NEO’s target bonus opportunity is determined as a percentage of the NEO’s base salary, with the actual payout amount determined based on corresponding performance and payout curves.

Target Opportunities

The 2023 target annual cash incentive opportunities for our NEOs, expressed as a percentage of their base salary and a dollar amount, are detailed in the table below. The total annual bonus award paid to each NEO is determined based on the extent to which Company and individual goals are achieved with potential payouts ranging from 50% to 150% of each NEO’s target annual incentive award opportunity. The CEO recommends the target annual cash incentive opportunity levels for each NEO to the Compensation Committee. The Compensation Committee reviews the CEO’s recommendations along with, as applicable, market data to ensure that proposed target opportunity levels provide an appropriate opportunity to earn bonuses and are competitive with the companies in the Company’s peer group. The Compensation Committee then makes a recommendation to the board of directors for approval, but the Compensation Committee retains discretion to adjust the target opportunity levels during the year. The target annual cash incentive opportunity percentages for each NEO remained unchanged from 2022.

Name	Target Opportunity (% of base salary)	Target Opportunity ($)
David R. (“Jude”) Melville, III	65%	$458,000
Gregory Robertson	40%	$156,800
Philip Jordan	40%	$156,800
Keith Mansfield	40%	$156,800
Norman (“Jerry”) Vascocu	40%	$156,800

Company Performance Goals

The Compensation Committee determines payouts under the annual cash bonus program utilizing a structured, objective approach based upon the Company’s achievement of performance objectives. At the beginning of each year, the CEO recommends the Company performance goals to the Compensation Committee, and the Compensation Committee reviews the CEO’s recommendations and then makes a recommendation to the board of directors for approval. The Compensation Committee retains discretion to adjust the Company performance goals during and following the end of the year.

The Company performance goals, which represent 80% of the target annual cash incentive opportunity for each NEO, for 2023 included Core Return on Assets, or Core ROA, Core Efficiency Ratio, and Classified Assets Coverage Ratio. The board of directors approved a specific percentage weight that was allocated to each of these performance goals and established a threshold, target, and superior performance level for each Company performance goal. The target levels for each Company performance goal are intended to be achievable but challenging.

If performance falls below the threshold on the Company performance goals, no payment is earned. Superior represents the maximum level of performance at which a payment is earned on each performance metric. If the performance achieved for any Company performance metric is above the superior level, no additional incentive above the superior amount is earned. Actual performance between threshold, target and superior performance levels is interpolated to determine the amount of payout based on achievement of the Company performance goals.

Based upon a review of our audited financial results and performance for 2023, our Compensation Committee confirmed achievement of our Company performance goals as set forth in the “2023 Actual Result” column in the table below, resulting in an overall weighted performance of 98.6% for such goals.

Performance Goals	Weight	Threshold	Target	Superior	2023 Actual Result	2023 Performance Level	2023 Weighted %
Core ROA	50%	0.97	1.04	1.11	1.05	Above Target	53.6%
Core Efficiency Ratio	15%	66.20	64.50	62.70	61.93	Superior	22.5%
Classified Assets Coverage Ratio	15%	12.0	10.0	8.0	4.4	Superior	22.5%
Total Company Performance Goals	80%						98.6%

Individual Performance

The Compensation Committee also considers the individual achievement for each NEO in relation to the achievement of goals in their area of responsibility, which for 2023, represented 20% of the annual cash incentive target opportunity. The Compensation Committee evaluates an NEO’s individual performance based on threshold, target, and superior performance levels.

The Compensation Committee determined achievement of the individual performance component for the CEO to be at target and for each of the other NEOs to be 150% of target, based on the accomplishments and performance of all NEOs during the year in their respective areas of responsibility as well as in their contributions to overall Company success. Below is a summary of certain of the significant accomplishments considered by the Compensation Committee in its evaluation of our NEO’s performance for 2023:

Name	Position		2023 Accomplishments
•

Led the b1BANK team through a particularly challenging year, delivering positive fundamental performance through expense management, better than peer credit quality standards and growth within liquidity and internally generated capital constraints.

David R. “Jude” Melville	President and Chief Executive Officer	•	Diversified risk, transitioning the composition of the Bank’s loan portfolio by type of loan (less C&D, more C&I as a percentage of portfolio) and geographic distribution (38% of loans outside of Louisiana market in faster growing Dallas and Houston, TX markets).
		•	Continued to recruit and retain, developing not just our executive team but layers of management beyond Mr. Melville’s direct reports. The Bank again received national recognition as a top place to work, including being honored by American Banker as one of the country’s best banks to work for.
		•	Led management team preparations for approaching the $10B asset size threshold.
		•	Increased brand awareness through continued service in community facing roles including fulfilling duties as Chair of the Louisiana Association of Business and Industry.

		•	Strengthened Finance/Accounting group with the addition of a new Director of Finance and Financial Analytics.
		•	Partnered and onboarded KlariVis and Empyrean for data analysis and ALM modeling.
Gregory Robertson	Executive Vice-President and Chief Financial Officer	•	Successfully Participated in the BTFP, taking advantage of rate arbitrage scenarios that increased earnings approximately $3MM annually while expanding total liquidity with other sources.
		•	Implemented CECL model ASC 326.
		•	Successfully transitioned Special Asset group with new Director of Special Assets while maintaining continuity after the retirement of long-time director.
		•	Travelled extensively to develop relationships with investors and analysts, positioning our company for positive performance as the sector recovers from this year’s negative group production.
		•	Led the evaluation of numerous M&A transaction opportunities.

		•	Led our retail and commercial production teams through 2023’s volatile economic environment, growing net loans by 8% while maintaining record level asset management quality.
Philip Jordan	Executive Vice-President and Chief Banking Officer	•

Materially shifted the Bank portfolio composition, decreasing exposure to C&D credits from 110% of Risk Based Capital to 92%, decreasing overall CRE as a percent of Risk Based Capital from 271% to 255%, and growing C&I exposure from 25% to 27% of our portfolio.

		•	In a period of liquidity scarcity, grew deposits year-over-year by nearly 10%.
		•	Significantly improved our Treasury Management conversion rate, increasing annual revenue by 39%.
		•	Built out for the first time a stand-alone Retail Banking infrastructure, including the establishment of a Retail Production Director position.

		•	Led extensive project to evaluate a potential new core and debit card processing vendor for the Bank. Also completed a complete review, documentation, and data clean-up project to prepare for any potential conversion which will entail the reintegration of over 44 systems to the new core.
Keith Mansfield	Executive Vice-President and Chief Operations Officer	•

Revamped system administration and QA process for building / launching new products to allow for quicker response to market needs and product development resulting in the ability to launch new products more quickly than ever before. Supported the launch of three new MAX MMA products with relationship pricing, 26 new special term CD products and four new special MMA intro-rate products.

		•	Created a Microsoft Azure cloud-based development infrastructure for hosting internally developed applications to automate maintenance requests and internal processes allowing for the creation of more efficient processing of requests and increased volume without increasing FTEs. Automated the ACH charge back process and Loomis settlement.
		•	Integrated a number of major systems to allow for better use of data and improved customer experience including the following: GLIA Customer Support System, CDARS/ICS Integration to core, KlariVis, White Clay, Empyrean, and Commercial Online Banking Self Service Project
		•	Led numerous facilities related projects, including multiple branch openings, closings, and renovations, including the sale and conversion of a live branch.
		•	Integrated SBA servicing into Loan Operations to support the Bank’s Waterstone acquisition.
N. Jerome Vascocu, Jr.	Executive Vice-President and Chief Administrative Officer	•

Led the process to recruit and hire a key industry veteran as b1BANK’s Chief Human Resources Officer. This hiring allowed for an efficient prioritization of the HR-related needs of our growing organization including moving our health insurance plan to partially self-insured status.•

		•	Initiated and coordinated implementation of a new relationship profitability platform that is now being used by our client facing teams across our entire footprint.
		•	Helped source and evaluate a new Loan Origination System to be implemented in 2024.
		•	Planned and established a Derivatives Solutions Group to offer clients additional tools related to Interest Rate Risk Management including recruiting a seasoned veteran to lead training and client communications. The Derivatives Solutions Group executed its First Interest Rate Swap contract in the fourth quarter of 2023.

Payout Determination

Our Compensation Committee determined the cash incentive compensation payout for 2023 performance based on achievement of the Company and individual performance elements described above, in accordance with the weighting for each element. The total annual cash bonus paid to each NEO for 2023 performance is set forth in the following table.

	Annual Incentive Opportunity			Achievement		Actual
Name	2023 Base Salary	Target (% of base salary)	Target ($)	Corporate (80% target weight)	Individual (20% target weight)	2023 Earned Award	As a % of Target
David R. (“Jude”) Melville, III	$705,000	65%	$458,250	98.6%	20%	$543,353	118.6%
Gregory Robertson	$392,000	40%	$156,800	98.6%	30%	$201,600	128.6%
Philip Jordan	$392,000	40%	$156,800	98.6%	30%	$201,600	128.6%
Keith Mansfield	$392,000	40%	$156,800	98.6%	30%	$201,600	128.6%
Norman (“Jerry”) Vascocu	$392,000	40%	$156,800	98.6%	30%	$201,600	128.6%

Long-Term Incentive Awards

The long-term incentive program (“LTIP”) is designed to reward executives for performance results over a multi-year period relative to Company objectives while aligning the interests of our executives with those of our shareholders through the use of equity. Grants of restricted stock are made based on performance achievement in the preceding calendar year. The LTIP provides executives with the opportunity to increase their ownership in Business First, while at the same time creating a retention vehicle through the use of a multi-year vesting period. Equity-based awards and the related performance goals for NEOs are recommended by Human Resources and approved by the Compensation Committee generally during the first quarter of each year.

The 2023 LTIP awards consist solely of restricted stock granted that vest in three equal installments over a period of two years, beginning shortly after the grant date, subject to the executive’s continued employment with certain exceptions for qualifying terminations. The first installment vests shortly after the grant date because we considered performance and services in the prior year when making the LTIP grant decisions. Restricted stock was chosen because it provides the desired retention incentive for executives, while also aligning the executives’ interests with those of shareholders without encouraging excessive risk taking. In addition, restricted stock delivers value reflecting the long-term performance of the Company.

The Compensation Committee determined the amount of restricted stock to be granted to each NEO in 2023 based on the achievement of the performance goals for 2022, as described in the table below. The 2022 LTIP goals were selected in light of our long-term strategic plan, long-term initiatives and the need to balance risks in executive compensation arrangements. The 2022 LTIP goals also represented metrics related to our key priorities, including asset organic growth percentage and core diluted earnings per share. The restricted stock awards have a grant date fair value (based on the closing price of our common stock on the close of business on the last business day prior to the grant date) equal to the dollar amount calculated by multiplying the target amount of salary by the actual performance percentages.

Performance Goals	Weight	Threshold	Target	Superior	Actual Results	Performance Level
% Asset Growth (Organic)	50%	4.75%	6.80%	8.48%	15.44%	Superior
Core Diluted Earnings Per Share (1)	50%	$2.32	$2.43	$2.51	$2.52	Superior

(1)

Core Diluted Earnings Per Share is a non-GAAP adjusted measure and excludes one-time non-recurring items unrelated to core results. For additional details and a reconciliation of Core Diluted Earnings Per Share to GAAP financial measures, please see “Non-GAAP Financial Measures” in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2024.

For the 2023 LTIP, the total of the LTIP goals achieved based on 2022 performance was at the superior level, or 150% of target. The table below details, for each NEO, the 2023 LTIP grant levels as a percentage of 2022 base salary, the value of restricted stock granted, and the total number of shares of restricted stock granted in February 2023.

	LTIP Opportunity			Restricted Stock	Value of	Restricted
Name	Threshold (% of 2022 salary)	Target (% of 2022 salary)	Superior (% of 2022 salary)	Granted (% of 2022 salary)	Restricted Stock Granted ($)	Stock Granted (#)
David R. (“Jude”) Melville, III	47%	94%	140%	140%	$945,122	45,570
Gregory Robertson	31%	62.5%	93%	93%	$335,490	16,176
Philip Jordan	31%	62.5%	93%	93%	$335,490	16,176
Keith Mansfield	31%	62.5%	93%	93%	$335,490	16,176
Norman (“Jerry”) Vascocu(1)	31%	62.5%	93%	93%	$335,490	16,176

(1)	The above grants exclude Mr. Vascocu’s retention bonus grants which are discussed in further detail in the “Other Employment Arrangements” section.

2024 Long-Term Incentive Plan

As Business First has continued to evolve and mature as a public company, the Compensation Committee has correspondingly sought to evolve the executive program as appropriate for a company of Business First’s stage of development and size. The Compensation Committee, considering feedback from its shareholders, and with the assistance of its independent compensation consultant, intends to adopt a new long-term incentive program for NEOs. The Compensation Committee structured the long-term incentive to motivate executive officers to achieve multiyear strategic goals and deliver sustained long-term value to shareholders, and to reward them for doing so. Awards under the new plan will be structured as follows:

Equity Vehicle	2024 Allocation	Vesting Condition		Rationale for Use
Restricted Stock Units	50%	Equal annual installments over three-year period	●	Aligns with shareholders’ interest
			●	Promotes retention
			●	Reinforces an ownership culture and a commitment to our company
Performance Restricted Stock Units	50%	Achievement of one absolute goal and one peer-relative goal for a three-year performance period	●	Ties compensation to important financial goals
			●	Uses a relative goal to filter macroeconomic factors where management may have limited ability to influence

Benefits and Perquisites

Generally, our named executive officers participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability, and basic group life insurance coverage. The purpose of our employee benefit plans is to help attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified executives. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. In 2023, we provided certain of our named executives officers with an allowance for automobile-related expenses and paid for certain club memberships.

Retirement Benefits

We have established a 401(k) tax-deferred savings plan, which permits participants, including our NEOs, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. We are responsible for administrative costs of the 401(k) plan. We match contributions made by our employees, including our NEOs, to the 401(k) plan in an amount equal to 100% of the employee’s contribution, up to 4% of the employee’s compensation (comprising base salary and bonus) and subject to other limitations under applicable laws.  As part of our total compensation policy, the CEO and the Compensation Committee also approve certain executives to participate in a Supplemental Executive Retirement Plan (“SERP”). Each of our NEOs is a participant in the SERP. The SERP is intended to supplement payments due to participants upon retirement under our other qualified plans. Participation in the SERP is elective. Terms of the NEO SERP are described below under the section entitled “Supplement Executive Retirement Plan.”

IV.	Additional Compensation Policies and Practices

Hedging and Pledging

Our Insider Trading Policy, available on our website at www.b1bank.com under “Shareholder Info,” strongly discourages our directors, officers and employees (together with the affiliates and immediately family members of each) from engaging in certain hedging and derivative transactions with respect to the Company’s securities. In addition, the Insider Trading Policy requires preclearance of any such transactions. Similarly, our Insider Trading Policy prohibits ownership of Company securities in a margin account and discourages pledging Company securities and requires preclearance of any pledging transactions.

Executive Compensation Recoupment

The Compensation Committee adopted the Executive Clawback Policy to enable the Company to recover erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy is designed to comply with, and to be interpreted in a manner consistent with, Section 10D of the Exchange Act, SEC Rule 10D-1, and with the Nasdaq listing rules. Under the policy, in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company must recover erroneously awarded incentive-based compensation previously paid to the Company’s executive officers in accordance with the terms of such Clawback Policy. Furthermore, under the policy, the Company is prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously awarded incentive-based compensation and from paying or reimbursing an executive officer for purchasing insurance to cover any such loss.

Stock Ownership Guidelines

In January 2024, the board of directors adopted stock ownership guidelines for the Company’s non-employee directors and its NEOs to align their interests and objectives with those of our shareholders. The table below reflects the minimum ownership value for the Company’s non-employee directors and its NEOs as a multiple of their respective base retainers or salaries, as applicable. Accumulation of the amount of stock required under the ownership guidelines is generally required within five years of the date such person becomes subject to the guidelines.

Position	Minimum Ownership Level
Chief Executive Officer	3x base salary
Directors	3x base cash retainer
All Other Named Executive Officers	1.5x base salary

All direct holdings (shares held as owner of record or in a brokerage account, shares held in the Business First 401(k) Profit-Sharing Plan and Trust and other retirement accounts or deferred compensation plans, shares of performance-based restricted stock units once achievement of performance goals has been certified, and shares of restricted stock that are only subject to time-based vesting or deferred stock units that are not subject to vesting but have been settled) count towards satisfaction of the Company's stock ownership requirements. Under the guidelines, unexercised and vested “in the money” stock options or stock appreciation rights, performance shares or performance share units, and shares pledged as collateral for a loan are not included in the calculation of stock ownership value.

Compensation Committee Report

The Compensation Committee of the board of directors of Business First Bancshares, Inc. has reviewed and discussed the Compensation Discussion and Analysis for the Company for the year ended December 31, 2023, with management. In reliance on the reviews and discussions with management, the Compensation Committee recommended to the board of directors, and the board of directors has approved, that the Compensation Discussion and Analysis be included in the required Company filings with the SEC, including the proxy statement for the 2024 Annual Meeting of Shareholders of Business First Bancshares, Inc. and its incorporation by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Compensation Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement. Submitted by the Compensation Committee of the board of directors.

Patrick E. Mockler, Chairman

James J. Buquet, III

Rolfe H. McCollister, Jr.

Kenneth W. Smith

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for the fiscal years ended December 31, 2021, 2022, and 2023.

Summary Compensation Table ($)
Named Executive Officer and Principal Position with b1Bank	Year	Salary		Stock Awards[1]	Bonus		Non-Equity Incentive Plan Compensation	All Other Compensation[4]	Total

David R. Melville, III	2023	690,000		945,122	---		543,353	218,905	2,397,380
President and Chief Executive Officer	2022	662,500		676,478	---		658,125	255,288	2,252,391
	2021	612,500		578,164	13,750	[2]	536,250	186,502	1,927,166

Gregory Robertson	2023	377,000		335,490	---		201,600	72,914	987,004
Executive Vice President and Chief	2022	350,000		256,493	---		217,200	76,588	900,281
Financial Officer	2021	320,500		222,853	25,000	[2]	202,800	68,183	839,336

Philip Jordan	2023	377,000		335,490	---		201,600	93,804	1,007,894
Executive Vice President and Chief	2022	362,645	[3]	256,493	---		217,200	118,834	955,175
Banking Officer	2021	348,089	[3]	222,853	25,000	[2]	202,800	68,159	866,901

Keith Mansfield	2023	377,000		335,490	---		201,600	54,465	968,555
Executive Vice President and Chief	2022	350,000		256,493	---		217,200	60,120	883,813
Operations Officer	2021	320,500		222,853	25,000	[2]	202,800	52,339	823,492

Jerry Vascocu	2023	376,091		385,502	50,000	[5]	201,600	75,047	1,088,240
Executive Vice President and Chief
Administrative Officer

[1] The dollar amount of our stock awards reflects the aggregate fair value determined as of the grant date in accordance with Financial Accounting Standards Codification Topic 718, Stock Compensation. The market value at the grant date was based on the closing price of our common stock on the latest business day prior to the grant date.  The restricted stock awards in this column vest in three equal installments over a period of two years shortly after the grant date. The restricted stock awards detailed for each year reflect the restricted stock awarded for the prior year’s performance (i.e., Restricted stock units listed for 2023 were awarded in 2023 for 2022 performance).

[2] Because the Compensation Committee considered the NEO’s performance in 2021 to be exceptional, the Compensation Committee awarded Mr. Melville an additional cash bonus of $13,750 and the other NEOs received an additional $25,000 cash bonus.

[3] 2022 includes $12,645 of supplemental pay and 2021 includes $27,589 of supplemental pay, all of which relate to Mr. Jordan’s relocation.
[4] All Other Compensation for the NEOs includes the total of the benefits and perquisites in the table below.

[5] To incentivize Mr. Vascocu to join the Company, b1BANK entered into a Retention Bonus Agreement with Mr. Vascocu effective November 21, 2022.  Per the Retention Bonus Agreement, Mr. Vascocu is entitled to a retention bonus payable in five equal amounts of $100,000, for a total of $500,000.  50% of the annual retention bonus is payable in cash and 50% is payable in stock.  Mr. Vascocu must be employed in good standing on the anniversary date of the Retention Bonus Agreement to be entitled to the payment.

All Other Compensation
Name	Position	2023 Accomplishment
David R. Melville, III	$169,691
Gregory Robertson	$41,731	$13,200
Philip Jordan	$44,352	$13,200
Keith Mansfield	$24,835	$13,200
Jerry Vascocu	$30,462	$13,200

[1] Represents the increase in the named executive officer’s accrued benefits under the SERP.

Grants Of Plan-Based Awards

The following table presents information regarding all non-equity incentive plan and equity incentive plan awards that were made to the NEOs during or for the year ended December 31, 2023. The amounts paid in 2023 and reported below were based on 2022 performance, with the exception of Mr. Vascocu’s November 21, 2023 stock award which was required under his Retention Agreement.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards[1]			All other Stock Awards: Number of Shares of Stock or Units[2]	All other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant date fair value of Stock and Option Awards[3]
Name	Grant Date	Threshold	Target	Superior	#	#	$	$
		$	$	$
David R. Melville, III		$229,125	$458,250	$687,375		---	---
	2/1/2023				45,570	---	---	$945,122

Gregory Robertson		$78,400	$156,800	$235,200		---	---
	2/1/2023				16,176	---	---	$335,490

Philip Jordan		$78,400	$156,800	$235,200		---	---
	2/1/2023				16,176	---	---	$335,490

Keith Mansfield		$78,400	$156,800	$235,200		---	---
	2/1/2023				16,176	---	---	$335,490

Norman ("Jerry") Vascocu		$78,400	$156,800	$235,200
	11/21/2023				2,442			$50,012
	2/1/2023				16,176	---	---	$335,490

(1)

The amounts shown in these columns reflect possible payouts under the annual management incentive plan for 2023 for Messrs. Melville, Robertson, Jordan, Mansfield and Vascocu. The minimum possible payment level (threshold) was 50% of the target amount shown, and the maximum possible payment was 150% of the target. All of these amounts are percentages of the executive’s base salary as of December 31, 2023.

(2)

With the exception of Mr. Melville, the amount of the time-based stock award actually earned by the NEOs was approved by the Compensation Committee on January 19, 2023. With respect to Mr. Melville, the amount of the award actually earned by Mr. Melville was recommended by the Compensation Committee on January 19, 2023 and approved by the Board on January 26, 2023.

(3)

The dollar amount of our time-based stock awards reflects the aggregate fair value determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation. The market value at the grant date was based on the closing price of our common stock on the latest business day prior to the grant date.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers on December 31, 2023.

	Options Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
David R. (“Jude”) Melville, III	—	—	—	—	—	—

Gregory Robertson	7/31/2014	15,000	—	—	$17.11	07/31/2024

Philip Jordan	7/31/2014	7,500	—	—	$17.11	07/31/2024

Keith Mansfield	6/2/2016	40,000	—	—	$17.65	6/2/2026

Jerry Vascocu	—	—	—	—	—	—

		Outstanding Stock Awards
Name		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value(3) of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David R. (“Jude”) Melville, III	2/1/2022	8,216	(1)	$202,524	—	—
	2/1/2023	30,532	(2)	$752,614

Gregory Robertson	2/1/2022	3,116	(1)	$76,809	—	—
	2/1/2023	10,838	(2)	$267,157
Philip Jordan	2/1/2022	3,116	(1)	$76,809	—	—
	2/1/2023	10,838	(2)	$267,157
Keith Mansfield	2/1/2022	3,116	(1)	$76,809	—	—
	2/1/2023	10,838	(2)	$267,157
Jerry Vascocu		10,838	(2)	$267,157	—	—

(1)	Consists of Restricted Stock that vests annually in 33.3% increments with the final tranche vesting on March 31, 2024.
(2)	Consists of Restricted Stock that vests annually in 33.3% increments with the final tranche vesting March 31, 2025. 23,254 shares of restricted stock that vest on March 31, 2024, 15,494 shares of restricted stock that will vest on March 31, 2025.
(3)	Based on the $24.65 closing price on the last trading day of 2023.

Option Exercises and Stock Vested

The following table provides information regarding options exercised and the vesting of equity awards held by each of our named executive officers during the year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
David R. (“Jude”) Melville, III	—	—	32,935	$564,177
Gregory Robertson	—	—	12,184	$208,712
Philip Jordan			12,184	$208,712
Keith Mansfield	—	—	12,184	$208,712
Jerry Vascocu	—	—	5,388	$91,440

(1)	The amounts shown in this column represent the total number of shares of restricted stock that vested during 2023.
(2)

Value realized calculated by multiplying the number of shares vested during the fiscal year ended December 31, 2023, by the price of a share of our common stock on the vesting date. The value realized is pre-tax.

Nonqualified Defined Contribution Plans

The following table presents information relating to each NEO’s contributions, earnings and withdrawals with respect to b1BANK’s Supplemental Executive Retirement Plan (“SERP”) during 2023. Additional information about the SERP is described below under “Supplemental Executive Retirement Plan.”

Name	Executive Contributions in 2023 ($)	Company Contributions in 2023(1) ($)	Aggregate Earnings in 2023(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate balance at December 31, 2023 ($)
David R. (“Jude”) Melville, III	—	$169,691	—	—	$1,132,058
Gregory Robertson	—	$41,731	—	—	$112,026
Philip Jordan	—	$44,352	—	—	$298,650
Keith Mansfield	—	$24,835	—	—	$66,617
Jerry Vascocu	—	$30,462	—	—	$30,462
(1)	The amounts reported are also reported under the “All Other Compensation” heading in the Summary Compensation Table and the “SERP” column in footnote 7 to the Summary Compensation Table.
(2)	No portion of the amounts in this column constitutes above-market or preferential earnings; thus, no portion of such amounts are included in the Summary Compensation Table.

Employment Agreements

b1BANK is a party to an employment agreement with David (“Jude”) Melville, III. A summary description of the employment agreement for Mr. Melville is set forth below.

On November 6, 2019, the Bank entered into an Amended and Restated Executive Employment Agreement with David R. Melville, III, which amended and restated the existing Executive Employment Agreement, dated August 6, 2009, by and between the Bank and Mr. Melville. The following summary of the key provisions of the employment agreement is qualified by the full text of the employment agreement.

The employment agreement with Mr. Melville provides for an initial five-year term, and thereafter the employment agreement automatically renews for a one-year term unless either the Bank or Mr. Melville gives notice to the other party at least 90 days prior to the end of the term that the agreement will not be renewed. The employment agreement provides for Mr. Melville to receive a base salary of not less than $500,000 annually, as well as for Mr. Melville’s participation in benefit plans and incentive bonus plans offered by the Bank. Mr. Melville is also entitled to paid vacation, a vehicle allowance, a country club membership, and health insurance.

If Mr. Melville’s employment is terminated by the Bank without cause (as defined in the employment agreement) during the term of the agreement or if Mr. Melville terminates his employment for good reason (as defined in the employment agreement), he will be entitled to payment of an amount equal to three times the sum of (a) his then current annual base salary, plus (b) his average incentive bonus compensation for the three previous years, plus certain continued benefits. In addition, if Mr. Melville is terminated by the Bank without cause or if he terminates his employment for good reason, either three months prior to a change in control (as defined in the employment agreement) of the Company or the Bank or within 24 months following such a change-in-control, Mr. Melville will be entitled to payment of an amount equal to three times the sum of (a) his then current annual base salary, plus (b) his average incentive bonus compensation for the three previous years, plus certain continued benefits.

During the two-year period following the expiration or termination of the employment agreement, Mr. Melville has agreed to certain non-solicitation and non-competition terms that inure to the benefit of the Bank. The employment agreement also contains other customary covenants and conditions.

Change in Control Agreements

On October 29, 2019, the Company entered into a Change in Control Agreement with Mr. Mansfield and on November 6, 2019, the Company and the Bank entered into Change in Control Agreements with Messrs. Robertson and Jordan. The Change in Control Agreements replaced the existing change in control agreements to which each of Messrs. Robertson, Jordan and Mansfield were a party. On November 16, 2022, the Company entered into a Change in Control Agreement with Mr. Vascocu. The following summary of the key provisions of the change in control agreements are qualified by the full text of the agreements.

Each agreement generally provides that, in the event that the officer is terminated by the Company or the Bank without cause (as defined in the change in control agreement), or if the officer terminates his employment for good reason (as defined in the change in control agreement), in either case during the period beginning three months before and ending 24 months after a change in control (as defined in the change in control agreement) of the Company or the Bank, the officer would be due a one-time payment equal to two times the sum of (a) the officer’s annual base salary, plus (b) the officer’s average incentive bonus compensation for the three previous years, plus certain continued benefits. The officer’s right to such a payment upon a change in control is subject to his or her compliance, during the two-year period following such change in control, with certain non-solicitation and non-competition terms that inure to the benefit of the Company and the Bank. In the event the officer is terminated outside of the prescribed period, or if he or she is terminated with cause or terminates his or her employment without good reason during the prescribed period, the officer would not be entitled to such payment.

Other Employment Arrangements

On October 13, 2022, the Compensation Committee approved a one-time bonus award to Mr. Vascocu as a newly hired executive, which was evidenced by the execution of a Retention Bonus Agreement dated November 21, 2021 (“Retention Bonus”). The Retention Bonus provides for an aggregate bonus payment of $500,000, payable in five equal installments on each of the first, second, third, fourth, and fifth anniversaries of the effective date of the Retention Bonus Agreement, provided Mr. Vascocu remains employed by the Company on such dates. Fifty percent of the Retention Bonus will be paid in cash and the other fifty percent will be paid in Company stock. Mr. Vascocu will be entitled to any unpaid amounts of the Retention Bonus in the event of his death, disability, or termination without cause.

The Compensation Committee believes that the Company and its shareholders benefit from having had, and continuing to have, a strong executive management team. The Compensation Committee determined that it was in the best interests of the Company and its shareholders that the Retention Bonus be structured to incentivize Mr. Vascocu to remain a part of the Company. As a result, the Compensation Committee determined that any one-time bonus for Mr. Vascocu would be structured with a considerable retentive element that was dependent on Mr. Vascocu continuing to be employed by the Company in order for future installments of the Retention Bonus to be paid.

In addition to the employment agreement described above, b1BANK has entered into employment and/or compensation arrangements with certain of its officers with varying terms taking into consideration the nature of the position and the particular individual’s skills and experience. Our overall executive compensation program is designed to attract, motivate, reward, and retain key members of our management. A major goal of our compensation program is to align the compensation structure for our executives with shareholders’ interests and current market practices.

All of our officers serve at the pleasure of our board of directors. If any of these individuals leaves his or her respective position, our business, financial condition, and results of operations may suffer.

Potential Payments Upon Termination or Change in Control

The following table describes the potential payments that would be made to each of the NEOs in various termination scenarios based on compensation, benefit and equity levels in effect on December 31, 2023. The amounts shown are estimates and assume that the termination occurred on December 31, 2022. The actual amounts to be paid can only be determined at the time of a NEO’s actual termination of employment. In accordance with SEC regulations, the following table does not report any amount to be provided to a NEO that does not discriminate in scope, terms or operation in favor of the Company’s executive officers and which is available generally to all salaried employees, and excludes (i) amounts accrued through December 31, 2023, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts, (ii) vested account balances under the 401(k) plan and already vested equity awards.

The amounts shown for Mr. Melville in the table below are determined based on his employment agreement in effect as of December 31, 2023. The amounts shown for Messrs. Robertson, Jordan and Mansfield and Mr. Vascocu in the table below are determined based on their respective change in control agreements in effect as of December 31, 2023.

Name	Incremental Compensation and Benefit Payments	Non-CIC Termination by Company Without Cause or by Executive for Good Reason under Agreement	CIC Termination by Company Without Cause or by Executive for Good Reason under Agreement(1)

David R. Melville, III(2)	Severance(3)	3,866,478	3,866,478
	Restricted Stock -- Accelerated Vesting(4)	955,138	955,138
	Health & Welfare Benefits(5)	21,018	15,168
	Totals	$4,842,634	$4,836,784

Greg Robertson	Severance(3)	---	1,215,0678
	Restricted Stock -- Accelerated Vesting(4)	---	343,966
	Health & Welfare Benefits(5)	---	22,752
	Totals	---	$1,581,785

Philip Jordan	Severance(3)	---	1,215,0678
	Restricted Stock -- Accelerated Vesting(4)	---	343,966
	Health & Welfare Benefits(5)	---	22,752
	Totals	---	$1,581,785

Keith Mansfield	Severance(3)	---	1,215,0678
	Restricted Stock -- Accelerated Vesting(4)	---	343,966
	Health & Welfare Benefits(5)	---	22,752
	Totals	---	$1,581,785

Jerry Vascocu	Severance(3)	---	1,602,800	(6)
	Restricted Stock -- Accelerated Vesting(4)	---	267,157
	Health & Welfare Benefits(5)	---	22,626
	Totals	---	$1,892,583

(1)

The NEOs’ agreements include a “cutback” provision under which the executive’s change in control benefits will be reduced to avoid the golden parachute excise tax under Section 280G of the Internal Revenue Code only if such a reduction would cause the executive to receive more after-tax compensation than without a reduction. The amounts shown in this column do not reflect any reduction that might be made in this regard.

(2)

If during the term of his employment agreement, Mr. Melville’s employment is terminated due to disability, as defined in the employment agreement, or if he dies, he or his designated beneficiary, spouse or estate will be entitled to accrued but unpaid compensation up to the date of termination.

(3)

The executive must sign a general release in order to be entitled to receive these amounts. In the case of the NEOs other than Mr. Melville, the Company has the right to retain these amounts if the executive breaches the confidentiality, non-solicitation or non-competition covenants contained in the executive’s change in control agreement.

(4)	The value of the restricted stock units upon vesting is based on the closing market price per share of $24.65 as of December 29, 2023.

(5)

Mr. Melville is entitled to 12 months of continuing coverage under any benefit plans provided to Mr. Melville on the same premium cost sharing basis as prior to termination if his employment is terminated by the Company without cause, because of a change in control, or if he resigns for good reason. The other NEOs are entitled to 18 months of continuing medical, dental, vision and group life coverage on the same premium cost sharing basis as prior to termination if within 3 months prior to the change in control or within two years following the change in control the executive’s employment is terminated by the Company other than due to death, disability or for cause or if he resigns for good reason.

(6)	Mr. Vascocu’s severance includes the unpaid amount of the Retention Bonus owed to Mr. Vascocu as of December 31, 2023.

Equity Incentive Plans

In 2006, our board of directors adopted the 2006 Stock Option Plan pursuant to which we were permitted to issue stock options to purchase up to 1,500,000 shares of our common stock, all of which could be issued as either incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Although our 2006 Stock Option Plan expired on December 22, 2016 and we are no longer permitted to issue additional stock options under this plan, as of December 31, 2022, we had 130,924 outstanding and unexercised stock options, all of which are vested, that have been issued to our executive officers and key personnel and remain subject to the terms and conditions of the 2006 Stock Option Plan until they are exercised or forfeited. As of December 31, 2023, the weighted average exercise price of the stock options issued under our 2006 Stock Option Plan was $18.59.

On June 29, 2017, our shareholders approved our 2017 Equity Incentive Plan (the “Plan”). The Plan provides for the grant of various types of equity grants and awards, including incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock-based awards to eligible participants, which includes our employees, directors and consultants. The Plan reserved 500,000 shares of common stock for grant, award, or issuance to eligible participants, all of which may be subject to incentive stock option treatment. On June 23, 2022, our shareholders approved the 2022 Amendment to the 2017 Equity Incentive Plan which increased the maximum number of shares that can be granted under the Plan from 500,000 to 900,000 shares, an increase of 400,000. Shares allocable to awards that are terminated, forfeited, or repurchased by the Company are available to be granted again. The Plan is administered by the Compensation Committee of the Company’s board of directors, which determines, within the provisions of the Plan, those eligible participants to whom, and the times at which, grants and awards will be made. As of December 31, 2023, awards with respect to 298,288 shares of common stock remain available for grant.

Our Plan is intended to provide certain of our officers, directors, and employees the opportunity to acquire a proprietary interest in our success by granting various types of equity grants and awards to such individuals. Specifically, the plans are intended to advance our interests by (1) enabling us to attract and retain the best available individuals for positions of substantial responsibility; (2) providing additional incentive to such persons by affording them an opportunity for equity participation in our business; and (3) rewarding officers, directors and employees for their contributions.

Our Plan is administered by the Compensation Committee of our board of directors. Compensation Committee has authority with respect to the plan to:

●	modify the requirements of the plan to conform with the law or to meet special circumstances not anticipated or covered in the plan;

●	establish policies; and

●	adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the plan.

Under the plan, the aggregate fair market value (determined as of the date an option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year may not exceed $100,000. The option price to be paid upon exercise of an Incentive Stock Option or a Non-Qualified Option is determined by the Compensation Committee, but in no event may such price be less than the fair market value per share of our common stock on the date of the grant.

The Compensation Committee has the discretion to fix the period during which any option (including Incentive Stock Options and Non-Qualified Options) may be exercised, provided that no options may be exercised more than 10 years after the date of grant. However, expiring options may be amended and extended at the discretion of the Compensation Committee. Each option may be exercised upon such terms and conditions as the Compensation Committee determines. In making any determination as to whom options shall be granted, and as to the number of shares to be covered by such options, the Compensation Committee considers the duties of the respective officers, directors and employees, their present and potential contributions to our success, profitability and growth, and such other factors as the committee deems relevant in connection with accomplishing the purposes of the Plan.

Supplemental Executive Retirement Plan

b1BANK maintains a Supplemental Executive Retirement Plan (“SERP”) which provides a select group of management with salary continuation benefits upon their retirement, or death benefits to their named beneficiary in the event of their death. The SERP, which was established August 1, 2009, is an unfunded nonqualified deferred compensation plan where certain executives of b1BANK are selected to participate in the plan at the discretion of the board of directors. Prior to 2021, SERP benefits were based upon the position and salary of the executive officer at retirement, disability, or death. Normal retirement benefits under the plan for certain Tier I executive officers are equal to 50% of the participant’s average compensation, payable over the longer of 180 months or the participant’s life. Normal retirement benefits under the plan for certain Tier II executives are equal to 25% of the participant’s average compensation, payable over 180 months. Normal retirement benefits under the Plan for participants added after 2021 are equal to a fixed dollar amount stated in the participant’s participation agreement, payable over 180 months. The SERP is administered by The Pangburn Group, who also provide guidance to b1BANK relating to the valuation method and assumptions.

Benefits are also available in the event of death, disability, or early retirement. Under the early retirement provisions for certain executives, if separation from service occurs after reaching early retirement age and prior to normal retirement age, b1BANK will pay the executive a reduced benefit equal to the vested accrued benefit calculated as of the early retirement date, payable in 180 equal monthly installments beginning on the normal retirement date. For other executives, instead of an early retirement benefit, the separation from service benefit prior to normal retirement age provides the executive with a separation from service benefit equal to the participant’s vested accrued benefit payable in 180 equal monthly installments commencing within 30 days of the date of separation. The early retirement age means the date the executive attained age fifty-five and completed 10 years of service. The normal retirement age is the date the executive attained age sixty-five.

In the event the participant dies prior to the commencement of benefits under the plan, the executive’s beneficiary will be entitled to a survivor’s benefit which equals the amount of the vested accrued benefit, calculated as of the date of death, and payable in a single lump sum within 90 days following the date of death. If the executive dies after the commencement of benefits but prior to receiving all such payments due and owing under the plan, the unpaid balance of the payments will continue to be paid to the executive’s beneficiary for the remainder of the payout period.

If the participant becomes disabled prior to commencement of benefits under the plan, a disability benefit equal to the executive’s vested accrued benefit calculated as of the disability date shall be payable in 180 equal monthly installments commencing within 30 days of the disability determination date.

Upon a change of control prior to separation from service, the participant shall become 100% vested in his or her accrued benefit, calculated as of the effective date of the change of control. b1BANK will pay the executive the change of control benefit in a single lump sum amount within 30 days following that date.

For purposes of calculating the participant’s vested accrued benefit, the executive shall become 100% vested upon completion of ten years of service and the attainment of age fifty-five. Prior to the completion of ten years of service and the attainment of age fifty-five, the participant shall be zero percent vested. However, in the event of a participant’s death or disability, or a change in control, the executive shall become one hundred percent vested.

The benefits under the SERP will be paid out of the general unrestricted assets of b1BANK. The Bank has elected to purchase life insurance contracts, more specifically Bank Owned Life Insurance (“BOLI”), each of which may be used as a source of liquidity to fund these future benefits. b1BANK is the owner and beneficiary of these life insurance policies, which are general assets of the Bank.

Director Compensation

Non-employee director compensation is determined by the Board, based on the recommendation of the Compensation Committee. Directors who are employed by b1BANK receive no compensation for Board or committee service. During 2023, each non-employee director who served on the Board also served on the Bank Board. Based on recommendations made by Pearl Meyer in 2022, the Company increased the annual cash and equity retainers from $18,000 to $25,000. In addition, our then Chairman’s annual cash retainer was increased to $169,000 and his car allowance was discontinued. Effective with the June 23, 2022 director equity grants, the annual equity retainer paid to the non-employee directors is subject to a one year vesting restriction. The number of shares to be granted is determined based on the closing price of the Company’s common stock on the day before the grant date. Each Committee Chairperson receives an additional monthly retainer determined by the responsibilities and expectations of such position. Committee members also receive a retainer equal to half of the retainer for such committee’s chairperson. Our Chairman did not receive a retainer for his service on committees.

The following table sets forth compensation paid, earned or awarded during 2023 to each of our directors and the directors of b1BANK, other than directors who are also named executive officers, whose compensation is described in the “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Other Compensation ($)	Stock Awards ($)		Total ($)

Drew C. Brees	22,917		25,000	(1)	47,917
James J. Buquet, III	35,000	—	25,000	(2)	60,000
Carol M. Calkins	34,000	—	25,000	(2)	59,000
Ricky D. Day	31,000	—	25,000	(2)	56,000
John Ducrest	31,000	—	25,000	(2)	56,000
Mark Folse	42,750	—	25,000	(2)	67,750
Robert S. Greer, Jr. (3)	169,000	—	25,000	(2)	194,000
J. Vernon Johnson	34,000	—	25,000	(2)	59,000
Rolfe H. McCollister, Jr.	32,000	—	25,000	(2)	57,000
Andrew D. McLindon	34,000	—	25,000	(2)	59,000
Patrick E. Mockler	38,750	—	25,000	(2)	63,750
David A. Montgomery, Jr.	44,000	—	25,000	(2)	69,000
Arthur J. Price	39,750	—	25,000	(2)	64,750
Kenneth Wm. Smith	38,000	—	25,000	(2)	63,000
Keith A. Tillage	31,000	—	25,000	(2)	56,000
Steven G. White	39,000	—	25,000	(2)	64,000

(1)

Represents the aggregate fair market value of shares of our common stock that were granted to Mr. Brees on May 8, 2023. The value of shares issued on May 8, 2023 was based upon a per share value of $15.78, which was the closing price for shares of the Company’s common stock on the date the Board of Directors approved the grant. Mr. Brees resigned from the Board effective November 14, 2023. As such, this stock award will not vest. Mr. Brees had 1,584 restricted stock awards outstanding as of December 31, 2023 all of which were forfeited.

(2)

Represents the aggregate fair market value of shares of our common stock that were granted on May 8, 2023. The value of shares issued on May 8, 2023 was based upon a per share value of $15.78, which was the closing price for shares of the Company’s common stock on the date the Board of Directors approved the grant. The May 8, 2023 grant will vest on May 8, 2024. Each director has 1,584 unvested shares of restricted stock that will vest on May 8, 2024. Each director’s total ownership of Company common stock, including all outstanding stock awards, may be found in the Security Ownership of Certain Beneficial Owners and Management table on page 60.

(3)	Mr. Greer passed away on March 19, 2023.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our current articles of incorporation and bylaws.

CEO Pay Ratio

The guiding principles of compensation set forth by the Compensation Committee and described in the CD&A form the foundation for the Company’s compensation and benefits philosophy for all employees. Accordingly, our compensation and benefit programs are designed to encourage and reward all employees who contribute to our success. We strive to ensure that the compensation of every employee reflects the level of their job impact and responsibilities and is benchmarked to be competitive in the market where the associate is geographically located. The Company’s employees are primarily residents of Louisiana, Texas, and Mississippi, where the Company has physical locations. As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following ratio of the median annual total compensation of our employees (excluding our Chief Executive Officer from this median calculation) and the annual total compensation of our CEO. The pay ratio below is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions. As a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies, including those within our peer groups and industry as those other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

•	The median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) was $60,923; and
•	The total annual compensation of our Chief Executive Officer was $2,397,380, as reported in the Summary Compensation Table.

Based on this information, for 2023 the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 39:1. To identify the median of the annual total compensation of all our employees, we took the following steps:

1.	We identified our median employee based on our employee population as of December 31, 2023.
2.

To identify the “median employee” from our employee population, we compared the wages of our employees as reflected in our payroll records and reported on Form W-2 for 2023. We identified our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation.

3.	Since all of our employees are located in the United States, as is our Chief Executive Officer, we did not make any cost-of-living adjustments in identifying our “median employee.”

4.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2023 in accordance with the requirements of the pay ratio rules, resulting in annual total compensation of $60,923. This amount is different (greater) than the amount reported to our median employee in Box 1 of Form W-2 because it includes some non-taxable items, such as the value of our contributions to the 401(k) plan as well as premiums we pay for life insurance. We calculated the annual total compensation of our median employee on this basis because it permits us to more accurately compare the total compensation received by this employee to the total compensation of our CEO.

5.

With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table, as required under the pay ratio rules.

Pay versus Performance

PAY VERSUS PERFORMANCE DISCLOSURE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO¹	Compensation Actually Paid to PEO¹˒²˒³ ($)	Average Summary Compensation Table Total for	Average Compensation Actually Paid to Non-PEO	Value of Initial Fixed $100 Investment Based on4		Net Income ($ Millions)	Core ROA⁵ (%)
	($)		Non-PEO NEOs[1] ($)	NEOs[1,2,3] ($)	TSR ($)	Peer Group TSR ($)
2023	2,397,380	2,416,757	1,012,923	1,023,914	108.23	101.77	71.0	1.17
2022	2,521,035	2,034,441	924,152	743,868	94.65	106.02	54.3	1.05
2021	2,025,480	2,180,523	898,880	878,009	118.63	117.08	52.1	1.22
2020	1,744,682	1,320,084	753,828	590,899	83.73	87.90	30.0	1.09

1. David R. (“Jude”) Melville, III was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Gregory Robertson	Gregory Robertson	Gregory Robertson	Gregory Robertson
Philip Jordan	Philip Jordan	Philip Jordan	Philip Jordan
	Keith Mansfield	Keith Mansfield	Keith Mansfield
	Mark Folse	Saundra Strong	Jerry Vascocu Jr

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2023	2,397,380	(945,122)	964,499	2,416,757

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non- PEO NEOs ($)	Average Inclusion of Equity Values for Non- PEO NEOs ($)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2023	1,012,923	(347,994)	358,984	1,023,914

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2023	752,614	20,622	257,601	(86,664)	—	—	964,499

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	267,157	5,866	103,841	(25,724)	—	—	358,984

4. The Peer Group TSR set forth in this table utilizes the KBW Nasdaq Regional Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW Nasdaq Regional Bank Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5. We determined Core ROA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. Core ROA is a non-GAAP measure. For more information on Core ROA, please see the “Annual Cash Bonuses” section of the Compensation Discussion & Analysis in this proxy statement. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR, over the four most recently completed fiscal years, and the KBW Nasdaq Regional Bank Index over the same period.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Core ROA

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Core ROA during the four most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2023 to Company performance. The measures in this table are not ranked.

Net Income Core ROA Core Efficiency Ratio Classified Assets Coverage Ratio Percentage Asset Growth (Organic)

Risk Assessment of Compensation Policies and Practices

In connection with its evaluation and review of our policies and practices of compensating employees, including executives and nonexecutive employees, as such policies and practices relate to risk management practices and risk-taking, the Compensation Committee of our board of directors has determined that our compensation plans and practices are not likely to have a material adverse effect on Business First.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Regarding Related Person Transactions

Transactions by b1BANK or us with related persons are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W (which govern certain transactions by b1BANK with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by b1BANK to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our board of directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and the Nasdaq Global Select Market concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of Business First Bancshares, Inc. include directors (including nominees for election as directors), executive officers, beneficial holders of more than five percent of our capital stock and the immediate family members of these persons. Our executive management team, in consultation with outside counsel, as appropriate, will review potential related person transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Nominating/Corporate Governance Committee for approval. In determining whether to approve a related person transaction, the Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related person’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related person, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. Our Related Person Transactions Policy is available on our website at www.b1bank.com under “Shareholder Info.”

Related Person Transactions

Since January 1, 2019, other than the compensation arrangements with directors and executive officers described in the “Executive Compensation” section above and the arrangement described under “Ambassador Agreement” and Ordinary Banking Relationships” below, there have been no transactions, and no such transactions are proposed, in which:

●	we have been or are to be a participant;

●	the amount involved exceeds or will exceed $120,000; and

●

any of our directors, executive officers, or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Ambassador Agreement

On March 15, 2021, the Bank entered into an Ambassador Agreement with an entity affiliated with Mr. Brees (Brees Company, Inc., the “Licensor”), pursuant to which the Licensor has agreed to license Mr. Brees’ name, image and likeness for use by b1BANK and the Company. The Ambassador Agreement also contemplated that Mr. Brees would serve on the boards of b1BANK and the Company. The Ambassador Agreement requires aggregate payments of approximately $2.5 million over its five-year term. Effective November 14, 2023, Mr. Brees resigned from both the Bank’s and the Company’s Board of Directors.

Ordinary Banking Relationships

Certain of our officers, directors, and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have participated in transactions with, b1BANK or us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Such related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this Report, no related party loans were categorized as nonaccrual, past due, restructured, or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors, and principal shareholders, as well as their immediate family members and affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 20, 2024 (except where otherwise noted), by (1) our directors and executive officers, (2) each person who is known by us to own beneficially 5% or more of our common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, our management believes that each person has sole voting and dispositive power over the shares indicated as owned by such person. Unless otherwise indicated below, the address for each of the listed beneficial owners is 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801.

	Number of Shares Beneficially Owned		Percentage Beneficially Owned (1)
5% Holders
Blackrock, Inc.(2)	2,126,674		8.33%
The Vanguard Group(3)	1,302,405		5.10%
Directors
James J. Buquet, III(4)	50,227	(17)	*
Carol M. Calkins	4,743	(17)	*
Ricky D. Day	259,836	(17)	1.02%
John P. Ducrest(5)	16,377.77	(17)	*
Mark P. Folse(6)	112,137	(17)	*
J. Vernon Johnson(7)	337,078	(17)	1.32%
Rolfe H. McCollister, Jr.(8)	96,131	(17)	*
Andrew D. McLindon	40,665	(17)	*
David R. Melville, III(9)	252,897	(17)	*
Patrick E. Mockler	16,898	(17)	*
David A. Montgomery, Jr.	12,103	(17)	*
Arthur J. Price(10)	20,515	(17)	*
Aimee Quirk	368	(18)	*
Kenneth Wm. Smith	50,915	(17)	*
Keith A. Tillage	4,244	(17)	*
Steven G. White(11)	42,514	(17)	*
Non-Director Executive Officers
Philip Jordan(12)	79,374		*
Gregory Robertson(13)	76,193		*
Keith Mansfield(14)	75,335		*
Jerry Vascocu(15)	16,334		*
Other Executive Officers(16)	63,432		*
Directors and Executive Officers as a group (25 persons)	1,634,093		6.45%

*Indicates ownership which does not exceed 1.0%.
(1)

The percentage beneficially owned was calculated based on 25,538,286 shares of our common stock issued and outstanding as of March 20, 2024 (rounded to the nearest tenth of a percent). Percentages assume exercise of all options that are vested or will vest within 60 days with respect to each reporting person only.

(2)

Represents shares of the Company’s common stock beneficially owned at December 31, 2023, based on the Schedule 13G/A filed by BlackRock, Inc. on January 25, 2024. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power with respect to 2,054,820 shares and sole dispositive power with respect to 2,126,674 shares of the Company’s common stock. The mailing address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)

Represents shares of the Company’s common stock beneficially owned at December 29, 2023, based on the Schedule 13G filed by The Vanguard Group on February 13, 2024. According to the Schedule 13G, The Vanguard Group has sole voting power with respect to 0 shares and sole dispositive power with respect to 1,263,338 shares of the Company’s common stock. The mailing address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Includes (i) 5,689 shares held by Mary Mercer Buquet Trust No. 2, (ii) 44,537.91 shares held jointly with spouse; and (iii) 3,000 shares of Series A preferred stock. Mr. Buquet disclaims any beneficial ownership of such shares owned by the trust except to the extent of his pecuniary interest. (5) Includes 6,036 shares held by Mr. Ducrest’s spouse.

(6)	Includes 250 shares of Series A preferred stock.
(7)

Includes (i) 54,848 shares held by Robert Barrett Johnson Trust, (ii) 54,848 shares held by Eric Paul Johnson Trust 2004, (iii) 227,382 shares held jointly with spouse; and (iv) 100 shares of Series A preferred stock. Mr. Johnson disclaims any beneficial ownership of shares owned by the trusts listed above except to the extent of his pecuniary interest.

(8)	Includes 5,000 shares held by Mr. McCollister’s spouse.
(9)

Includes (i) units of employer stock fund through Business First’s 401(k) plan equivalent to approximately 11,603 shares as of February 2, 2024, (ii) 8,216 shares of unvested restricted stock granted on 2/1/2022, which will vest on 3/31/2024, (iii) 30,532 shares of restricted stock granted on 2/1/2023, of which 15,038 shares will vest on 3/31/2024 and the remaining 15,494 shares will vest on 3/31/2025, and (iv) 29,715 shares of unvested restricted stock granted on 2/1/2024, of which 9,806 shares will vest on 3/31/2024, 9,806 shares will vest on 3/31/2025, and the remaining 10,103 shares will vest on 3/31/2026 . Total includes 96,288 pledged shares.

(10)	Includes 11,000 shares held by PEMP Investments, LLC, a company controlled by Mr. Price and 100 shares of Series A preferred stock.
(11)

Includes 29,749 shares held by William A. Robinson Foundation, an entity for which Mr. White serves as Chairman and substitute trustee and as such shares voting and investment power over such shares. Mr. White disclaims any beneficial ownership of such shares except to the extent of his pecuniary interest.

(12)

Includes (i) 3,116 shares of unvested restricted stock granted on 2/1/2022, which will vest on 3/31/2024, (ii) 10,838 shares of restricted stock granted on 2/1/2023, of which 5,338 shares will vest on 3/31/2024 and the remaining 5,500 shares will vest on 3/31/2025, (iii) 11,108 shares of unvested restricted stock granted on 2/1/2024, of which 3,666 shares will vest on 3/31/2024, 3,666 shares will vest on 3/31/2025, and the remaining 3,776 shares will vest on 3/31/2026, (iv)units of employer stock fund through Business First’s 401(k) plan and shares held by Mr. Jordan’s individual retirement account equivalent to approximately 13,003 shares; and (v) vested options to purchase 7,500 shares of common stock.

(13)

Includes (i) 3,116 shares of unvested restricted stock granted on 2/1/2022, which will vest on 3/31/2024, (ii) 10,838 shares of restricted stock granted on 2/1/2023, of which 5,338 shares will vest on 3/31/2024 and the remaining 5,500 shares will vest on 3/31/2025; and (iii) 11,108 shares of unvested restricted stock granted on 2/1/2024, of which 3,666 shares will vest on 3/31/2024, 3,666 shares will vest on 3/31/2025, and the remaining 3,776 shares will vest on 3/31/2026.

(14)

Includes (i) 3,116 shares of unvested restricted stock granted on 2/1/2022, which will vest on 3/31/2024, (ii) 10,838 shares of restricted stock granted on 2/1/2023, of which 5,338 shares will vest on 3/31/2024 and the remaining 5,500 shares will vest on 3/31/2025, (iii) 11,108 shares of unvested restricted stock granted on 2/1/2024, of which 3,666 shares will vest on 3/31/2024, 3,666 shares will vest on 3/31/2025, and the remaining 3,776 shares will vest on 3/31/2026, (iv) 5,000 shares held by Mr. Mansfield’s individual retirement account; and (v) vested options to purchase 40,000 shares of common stock.

(15)	Includes 10,838 shares of unvested restricted stock granted on 2/1/2023, of which 5,338 shares will vest on 3/31/2024 and the remaining 5,500 shares will vest on 3/31/2025.

(16)

Includes (i) 6,050 shares of unvested restricted stock granted on 2/1/2022, which will vest on 3/31/2024, (ii) 41,720 shares of restricted stock granted on 2/1/2023, of which 20,549 shares will vest on 3/31/2024 and the remaining 21,171 shares will vest on 3/31/2025, and (iii) 23,336 shares of unvested stock granted on 2/1/2024, of which 7,701 shares will vest on 3/31/2024, 7,701 shares will vest on 3/31/2025, and the remaining 7,934 shares will vest on 3/31/2026.

(17)	Includes 1584 shares of unvested restricted stock which will vest on 5/8/2024.
(18)	Represents unvested restricted stock that was pro-rated for service from January 2024 to April 2024 which will vest on 5/8/2024.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of our outstanding common stock to file reports of ownership and changes in ownership of our equity securities, including our common stock with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the reports furnished to us, or written representations from persons that all reportable transactions were reported, we believe that for the fiscal year ended December 31, 2023, our directors, executive officers and shareholders with greater than ten percent of our common stock timely filed all reports they were required to file under Section 16(a) except for Mr. Day did not timely file one late Form 4 reporting one transaction.

PROPOSAL TWO – THE SAY-ON-PAY PROPOSAL

Pursuant to Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, you are being asked to approve, on a non-binding, advisory basis, the compensation for the Company’s named executive officers, or NEOs, for 2023 as described further in the Executive Compensation section of this proxy statement.

The Say-on-Pay Proposal is intended to give shareholders the opportunity to express their views on the Company’s compensation program for NEOs. This vote is not intended to address any specific NEO or specific item of compensation. Rather, the vote is to address the Company’s overall compensation program and the policies and decisions supporting that program. The Company believes that the current mix of compensation elements provides NEOs with a total compensation package that is reasonable, competitive within the market, reflective of each NEO’s personal performance, and in accordance with the applicable regulatory guidelines and requirements. Further, the current compensation program allows the Company to attract and retain experienced executives who can create long-term shareholder value.

Accordingly, we ask that you indicate your support for the compensation of the Company’s NEOs by casting a non-binding advisory vote “FOR” the following resolution at the Annual Meeting: “Resolved, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed pursuant to the compensation rules of the SEC in the compensation tables and narrative discussion.” Because this is an advisory vote, it will not be binding upon the board of directors. However, the Compensation Committee will consider the outcome of the vote when determining future executive compensation arrangements.

Your board of directors recommends a vote “FOR” the Say-on-Pay Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs. If you submit a completed proxy, the persons named in the enclosed proxy will vote “FOR” the Say-on-Pay Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs, unless you indicate a vote against the proposal or abstain from voting by marking the proxy to that effect.

PROPOSAL THREE – RATIFICATION OF AUDIT FIRM

Pursuant to the recommendation of the Audit Committee, the Board has appointed FORVIS, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024.

At the annual meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of FORVIS, LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote and present at the live webcast of the annual meeting or represented by proxy at the annual meeting. Representatives of FORVIS, LLP are expected to be present at the annual meeting, will be given an opportunity to make a statement (if they desire to do so) and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of FORVIS, LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year is not required by the Company’s bylaws, state law or otherwise. However, the board of directors is submitting the selection of FORVIS, LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain FORVIS, LLP. Even if the selection of FORVIS, LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2024 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

Your board of directors unanimously recommends a vote “FOR” the proposal to ratify FORVIS, LLP as the independent auditor for the Company for the year ending December 31, 2024. If you submit a completed proxy, the persons named in the enclosed proxy will vote “FOR” the proposal to ratify the appointment of FORVIS, LLP as the independent auditor for the Company for the year ending December 31, 2024, unless you indicate a vote against the proposal or abstain from voting by marking the proxy to that effect.

PROPOSAL FOUR – APPROVAL OF THE 2024 EQUITY INCENTIVE PLAN

The Company is asking shareholders to approve the Business First Bancshares, Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan,” the “2024 Equity Plan or the “plan”). The 2024 Equity Incentive Plan was adopted by the board of directors, subject to shareholder approval, on March 28, 2024, based on the recommendation of the Compensation Committee of the board of directors. If approved by the shareholders, the 2024 Equity Incentive Plan will become effective as of May 23, 2024. A copy of the 2024 Equity Incentive Plan is attached to this Proxy Statement as Appendix A.

The board of directors believes that the adoption of the 2024 Equity Plan is in the best interests of the Company and its shareholders. The Company believes equity awards constitute an important component in a balanced, comprehensive compensation program. Many of the companies with which we compete with for executive officers, employees and directors offer equity compensation as part of their overall compensation programs. By approving the 2024 Equity Plan, our shareholders will provide us the continued flexibility we need to attract, retain, and motivate highly qualified executive officers, employees, and directors by offering a competitive compensation program with a component linked to the performance of our Common Stock and, therefore, aligned with the interests of our shareholders.

The Company currently maintains the Business First Bancshares, Inc. 2017 Equity Incentive Plan, (the "2017 Plan"), and approximately 118,184 shares remain available for grant as of March 28, 2024. Accordingly, unless the 2024 Equity Plan is approved, we will be severely limited in the awards we are able to grant in the future. If the 2024 Equity Plan is approved, the authorized share pool will be comprised of 645,000 shares, plus any shares available for issuance under the 2017 Plan and any underlying awards outstanding under the 2017 Plan as of the effective date of the 2024 Equity Plan that are terminated or cancelled without having been unexercised or are forfeited, cancelled, or repurchased by the Company. As of the date the Company’s shareholders approve the 2024 Equity Plan, no new awards shall be granted under the 2017 Plan.

Highlights of the 2024 Equity Plan

The 2024 Equity Plan includes the following good compensation and governance practices:

●	No Evergreen Provision. Fixed number of shares available for grant that will not automatically increase;

●

Double-Trigger Change-in-Control Provision. Does not mandate accelerated vesting of equity awards in connection with a change in control in which such awards are continued or assumed by the post-transaction entity; instead includes a double-trigger change-in-control provision that provides for the accelerated vesting of awards assumed following a change in control upon a qualifying termination within a prescribed period of time;

●	No Discounted Options or SARs. Options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

●	Prohibition on Repricing and Cash Buyouts. Prohibits the repricing or exchange of options and SARs without shareholder approval;

●

Limitation on Non-Employee Director Compensation. Limits the value of total compensation (including equity awards granted under the 2024 Equity Plan and any other cash compensation such as cash retainer or fees) that might be made to any non-employee director during any calendar year;

●

No Liberal Share Recycling. Shares tendered in payment of the exercise price of options or SARs or shares withheld to satisfy tax withholding obligations will not be added back to the 2024 Equity Plan;

●	No Payment of Dividend or Dividend Equivalent on Unvested Awards. Dividends and dividend equivalents will be paid only if the underlying awards vest;

●

One-Year Minimum Vesting Requirement. Not more than 5% of the shares authorized for issuance under the 2024 Equity Plan may be issued with time-vested award schedules that fully vest in less than one year from the grant date; and

●	Clawback Policy. Awards granted under the 2024 Equity Plan are subject to the Company’s clawback policy.

Key Data Used to Determine the Number of Shares Needed

The 645,000 share increase requested to be approved by shareholders represents 2.5% of our total outstanding common shares as of March 28, 2024. Dilution is the total number of shares subject to equity awards granted (less cancellations) divided by the total outstanding shares.

We manage our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, commonly referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans and differs from annual dilution because it does not take into account forfeitures.

On March 28, 2024, the closing sales price per share of our common stock as reported on the Nasdaq Stock Market was $22.28.

Fiscal Year Ended December 31,
	2023	2022	2021
Options Granted	—	143,908	—
Restricted Stock Awards Granted	282,543	153,346	118,988
Weighted Avg. Common Shares Outstanding	25,079,106	22,633,478	20,502,249
BURN RATE	1.13%	1.31%	0.58%

An additional metric we used to measure the impact of the requested share increase is overhang (number of shares subject to equity awards outstanding but not exercised, plus number of shares available to be granted, divided by weighted average shares outstanding at the end of the year).

The table below represents our potential overhang levels of all equity compensation plans based on our fully diluted common stock:

Potential Overhang with 645,000 Additional Shares	Number of Securities (#)
A. Total Equity Awards Outstanding as of March 28, 2024[1]	531,748
B. Shares Available for Grant Under 2017 Plan	118,184
C. Additional Requested Shares under 2024 Equity Plan	645,000
D. Total Shares Allocated to 2024 Equity Plan Total Potential Dilution, or Overhang (A + B + C)	1,294,932
E. Shares of Common Stock Outstanding	25,538,286
F. Total Dilution (D / D+E)	4.83%
1.	Represents 120,608 stock options outstanding with weighted average price and term of $18.59 and 1,90, respectively, and 411,140 restricted stock awards outstanding.

Summary of the Material Plan Terms

Set forth below is a general description of the material features of the 2024 Equity Plan. This description is qualified in its entirety by the full text of the 2024 Equity Plan, which is attached to this Proxy Statement as Appendix A.

Administration

The 2024 Equity Plan may be administered by our board of directors or at its discretion, the Compensation Committee of the board of directors (the "Administrator"). The Administrator has broad administrative authority to interpret the 2024 Equity Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2024 Equity Plan. Pursuant to its administrative authority, the Administrator may, among other things, select the persons who will receive awards and determine the types of awards to be granted; determine the terms and conditions of those awards, and amend the terms and conditions of outstanding awards.

Eligibility for Awards

Employees, directors, and consultants of the Company or the Bank, as selected by the Administrator in its discretion, are eligible to receive awards under the 2024 Equity Plan.

Shares Available

If any shares of common stock subject to an award granted under the 2024 Equity Incentive Plan or the 2017 Plan are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the participant, those shares will again be available for awards under the 2024 Equity Plan. Notwithstanding the foregoing, shares surrendered or withheld as payment of either the exercise price of an award under the 2024 Equity Plan or an award under the 2017 Plan or withholding taxes in respect of an award under the 2024 Equity Plan or an award under the 2017 Plan will no longer be available for grant under this 2024 Equity Plan.

Limitations on Awards to Non-Employee Directors

During any single calendar year, the aggregate value of total compensation (including equity awards granted under the 2024 Equity Incentive Plan and any other compensation such as cash retainers or fees that might be made to any non-employee director of the Company) may not exceed [$250,000] in the case of an incumbent director, [$500,000] in the case of the Chairman of the Board who is a non-employee director, or [$500,000] in the case of a new non-employee director during his or her first year of service.

Adjustments for Changes in Capitalization

The 2024 Equity Plan provides that, in the event of any change in the outstanding shares by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the shares the Administrator will make, in its sole discretion, an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2024 Incentive Plan.

Awards

The 2024 Equity Plan permits the Administrator to grant the following types of awards to our employees, directors, and consultants.

Options. The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. At the time an option is granted, the Administrator will determine any conditions that must be satisfied before the option may be exercised and the acceptable form of consideration for exercising an option. The 2024 Equity Plan does not permit any stock option to be amended to decrease the exercise price, be cancelled in exchange for cash or other awards or in conjunction with the grant of any new stock option with a lower exercise price without the approval of shareholders. Each option grant will be evidenced by an award agreement that specifies the exercise price, the term, the conditions of exercise, and such other terms determined by the Administrator.

Participants will have no rights to dividends, dividend equivalent or distributions or other rights of a shareholder with respect to the shares of common stock subject to an option until the participant has given written notice of exercise and paid the exercise price and applicable withholding taxes.

Unless the award agreement provides otherwise, in the event of a participant’s termination of employment for any reason other than for cause, disability, or death, the participant’s options (to the extent exercisable at the time of such termination) generally will remain exercisable until 90 days after such termination and will then expire. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service due to disability or death, the participant’s options (to the extent exercisable at the time of such termination) generally will remain exercisable until one year after such termination and will then expire. In the event of the participant’s termination of employment for cause, the participant’s outstanding options will expire on the date of such termination.

Incentive Stock Options. Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year under the 2024 Equity Plan may not exceed $100,000. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of our stock or any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights. SARs may be granted under the 2024 Equity Plan. SARs granted under the 2024 Equity Plan will entitle the participant to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price (which shall be no less than fair market value at the date of grant). The Administrator may determine to settle the exercise of a SAR in shares of common stock, cash or any combination of both. Each SAR grant shall be evidenced by an award agreement that shall specify the exercise price, the term, the conditions of exercise, and such other terms determined by the Administrator.

Restricted Stock. Restricted stock awards are awards of shares of our common stock that vest in accordance with established terms and conditions established by the Administrator and set forth in an award agreement. The Administrator, in its discretion, may accelerate the time at which any restrictions on restricted stock awards may lapse or be removed. Unless the award agreement provides otherwise, restricted stock will generally have all of the rights of a shareholder of the Company during the restricted period including full voting rights and dividend or distribution rights; provided, however that any dividends or dividend equivalents with respect to restricted stock that are subject to vesting conditions will be credited to a book-entry and be paid only when the underlying restricted stock award vests.

Restricted Stock Units. A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a set period or upon the occurrence of designated events. Each award of restricted stock units will be evidenced by an award agreement that specifies the terms, conditions, and restrictions of the award determined by the Administrator.

Performance Units and Performance Shares. Each award of performance units and performance shares will be evidence by an award agreement that specifies the specifies the terms, conditions, and restrictions of the award by the Administrator. The Administrator may set the performance goals or objectives based upon the achievement of company-wide, divisional, or individual goals. After the grant, the Administrator may in its sole discretion reduce or waive any performance objectives for the performance units and performance shares. The Company may pay a participant for earned performance units and performance shares in cash, common stock, or any combination of cash and common stock, in the sole discretion of the Administrator.

Other Share or Cash Based Awards. The Administrator may grant other share- or cash-based awards upon terms and conditions determined by the Administrator at the date of grant or thereafter, either alone, in addition to, or in tandem with another award, or with cash awards made outside the Plan. Other share- and cash-based awards may include, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

Dividend Equivalents. The Administrator may provide for dividend equivalents permitting the grantee to receive equivalent value as dividends are paid on the common stock underlying the award. Dividend equivalents are payable in cash or common stock and are accrued as contingent obligations, subject to and conditioned upon vesting of the underlying award. Dividend equivalents may not be granted with respect to options or SARs.

Treatment of Outstanding Awards Upon a Change in Control

The 2024 Equity Plan provides that, unless otherwise set forth in an award agreement, in the event of a change in control, the awards granted under the 2024 Equity Plan will be treated as follows:

●	if an award is not assumed or substituted by the successor company in connection with a change in control, all then-outstanding awards will automatically immediately vest prior to a change in control;

●

if an award any award that is assumed or replaced by the successor in connection with a Change in Control, the vesting of such award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences a termination of service without cause or if the participant resigns for good reason, in either case, within two years after the effective date of a Change in Control.”

Transferability of Awards

No award can be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or applicable laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment, or similar process. If the Administrator makes an award transferable, such award will contain such additional terms and conditions as the Administrator deems appropriate.

Clawback Policy

Any awards under the 2024 Equity Plan are subject to the Company’s Executive Compensation Clawback Policy or any similar policy as the Company may adopt.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information as of December 31, 2023, relating to the number of securities to be issued upon the exercise of the outstanding options and warrants and their weighted-average exercise price.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	120,608	18.59	298,288
Equity compensation plans not approved by security holders	̶	–	–
Total equity compensation plans	120,608	18.59	298,288

Certain Federal Income Tax Consequences

Set forth below is a summary of certain federal income tax consequences of the issuance, receipt, and exercises of options and SARs and the granting and vesting of restricted stock units, restricted stock, performance awards, and cash awards, in each case under the 2024 Equity Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2024 Equity Plan, nor does it cover state, local, or non-U.S. taxes. Interested parties should consult their own advisers as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

Non-Qualified Options

A participant generally will not recognize taxable income upon the grant of an option. Rather, at the time of exercise of the option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If the shares of common stock acquired upon the exercise of a non-qualified option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the participant.

Incentive Stock Options

A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (twelve months in the case of permanent disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (the participant will have taxable income for alternative minimum tax purposes for the difference between the option price and the stock's fair market value). If the participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the date of the stock option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding requirements are satisfied, the disposition will constitute a "disqualifying disposition" and the participant will generally recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant's gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

Share Appreciation Rights

A participant generally will not recognize taxable income upon the grant or vesting of a SAR. Rather, at the time of exercise of the SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. The Company generally will be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income. The participant's tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock and Performance Shares

A participant generally will not be taxed upon the grant of a restricted stock or performance shares, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a substantial risk of forfeiture (within the meaning of the Internal Revenue Code). The participant's tax basis in the shares will equal the fair market value of the shares at the time the restrictions lapse, and the participant's holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the restricted stock or performance shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant's holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Share Units and Performance Units

A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit or performance unit is granted. When the restricted stock units or performance units vest and are settled, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares on the date of settlement. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which we are not entitled to a deduction.

Cash Awards

Cash awards generally are subject to ordinary income tax at the time of payment to a participant and we are entitled to a corresponding deduction.

Other Stock-Based Awards

The tax effects related to any other stock-based awards under the 2024 Equity Plan are dependent upon the structure of the particular award.

Dividend Equivalent Rights

The grant of a dividend equivalent right will not result in taxable income to the participant. At the time of payment of a cash dividend with respect to shares of common stock underlying a dividend equivalent right, or with respect to a stand-alone dividend equivalent right, the cash received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction.

Withholding of Taxes

The Company may withhold amounts from participants to satisfy tax withholding requirements. Except as otherwise provided by the Administrator, participants may have shares withheld from awards to satisfy the tax withholding requirements.

Section 409A of the Internal Revenue Code

Certain types of awards under the 2024 Equity Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Internal Revenue Code. If an award constitutes deferred compensation and certain requirements set forth in Section 409A of the Internal Revenue Code are not satisfied, recipients may have to include in income an amount determined in accordance with Section 409A of the Internal Revenue Code and pay an additional 20% tax on the amount and possibly interest penalties.

Amendment and Termination

The board of directors may at any time amend, alter, suspend, or terminate the 2024 Equity Plan, provided that no such amendment or modification shall be made without shareholder approval that would cause the 2024 Equity Plan to fail to comply with any requirement of applicable law, regulation, listing requirement or rule. No amendment, alteration, suspension, or termination of the 2024 Equity Plan shall be made that would materially impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator. Notwithstanding the foregoing, the board of directors may unilaterally amend any outstanding awards as it deems appropriate to ensure compliance with Section 409A of the Internal Revenue Code and such amendment shall not be deemed to materially impair the rights of such participant.

Duration of the Incentive Plan

Unless earlier terminated by the board of directors as described above, the 2024 Equity Plan will terminate on the tenth anniversary of the approval of the 2024 Equity Plan by the Company’s shareholders. Notwithstanding any termination of the 2024 Equity Plan, the terms of the 2024 Equity Plan will continue to govern until all then outstanding options and SARs granted thereunder have been satisfied or terminated pursuant to the terms of the Incentive Plan, and all restricted periods and performance periods have lapsed.

Accounting Treatment

Under U.S. generally accepted accounting principles, the Company is required to recognize compensation expense in its financial statements over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards and restricted stock units).

New Plan Benefits

If shareholders approve the 2024 Equity Plan, the Administrator will have the discretion to make awards. The Company, therefore, cannot predict future awards. For information regarding grants made to our named executive officers in 2023, please see the “Grants of Plan-Based Awards” table included in this proxy statement.

Shareholder Vote Required

The proposal to approve the 2024 Equity Plan will be adopted if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Your board of directors recommends a vote “FOR” the 2024 Equity Incentive Plan. If you submit a completed proxy, the persons named in the enclosed proxy will vote “FOR” the approval of the Amendment to the 2024 Equity Incentive Plan, unless you indicate a vote against the proposal or abstain from voting by marking the proxy to that effect.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee’s general role is to assist the board of directors in overseeing the financial reporting process and related matters of the Company and its consolidated subsidiaries, including b1BANK. The Audit Committee has adopted a written charter, available on our website at www.b1bank.com under “Shareholder Info,” and during the year the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Each member of the committee is “independent” as that term is defined by the Nasdaq Stock Market rules applicable to audit committee members. David A. Montgomery, Jr. qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K under the Securities Act and has the requisite accounting or related financial expertise required by applicable SEC rules.

The Audit Committee reviewed and discussed with management and FORVIS, LLP the audited financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2023.

The Audit Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedules with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board, the rules of the Securities and Exchange Commission and other applicable regulations. In addition, the Audit Committee received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, discussed with the independent auditor the independent auditor’s independence, and considered the compatibility of non-audit services with the independent auditor’s independence.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and FORVIS, LLP. In giving its recommendation to the board of directors, the Audit Committee has relied on (1) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (2) the reports of FORVIS, LLP with respect to those financial statements.

Based on the review and discussion referenced above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the board of directors

James J. Buquet, III	David A. Montgomery, Jr., Chairman
Carol M. Calkins	Steven G. White
J. Vernon Johnson

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2025 ANNUAL MEETING

Shareholders interested in submitting a proposal for inclusion in the proxy statement for our 2025 annual meeting may do so by following the procedures set forth in Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by us at our principal executive offices, 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, addressed to Saundra Strong, Corporate Secretary, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the May 23, 2024 annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.  The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8. However, as the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee its inclusion.

In addition, under our bylaws, a shareholder who wishes to nominate an individual for election to our board of directors directly or to propose any business to be considered at an annual meeting (other than matters brought under Rule 14a-8) must deliver advance written notice of that nomination or business to us following certain procedures contained in our bylaws. To be timely, the notice must be received by our Corporate Secretary at our principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the 2024 annual meeting, unless our 2024 annual meeting is held on a date that is not within 30 days before or after the first anniversary of the date of the 2024 annual meeting. In that case, to be timely, notice must be delivered in a reasonable amount of time before the Company begins to print and send its proxy materials.

To be in proper form, a shareholder’s notice must include all of the information about the proposal or nominee required by our bylaws. You may obtain a copy of our bylaws upon written request to our Corporate Secretary at our principal executive offices. The chairman of the annual meeting may refuse to acknowledge any director nomination, or the proposal of any business not made in compliance with the procedures contained in our bylaws.

OTHER MATTERS

Our board of directors does not know of any matters to be presented at the meeting other than those set forth in the accompanying notice. However, if any other matters properly come before the annual meeting or any adjournments or postponements thereof, the proxy holders will vote or abstain thereon in their discretion.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

We will bear all costs associated with the 2024 annual meeting, including the cost of soliciting proxies. We may solicit proxies by mail, personal interview, telephone, email, or other electronic means. No director, officer or employee will be paid any additional compensation for any solicitation activities, although we will reimburse to them any out-of-pocket expenses. We may request banks, brokers and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies and may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of our common stock with an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the annual meeting.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, including any amendments thereto, as filed with the SEC, to any shareholder upon written request to Business First Bancshares, Inc., ATTN: Corporate Secretary, 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801. The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, is also available free of charge on our website, www.b1bank.com, under “Shareholder Info.”

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes and any amendments thereto, for the year ended December 31, 2023, as filed with the SEC, accompanies but does not constitute part of this proxy statement.

Appendix A

BUSINESS FIRST BANCSHARES, INC.

2024 Equity Incentive Plan

(adopted by the Company’s Board of Directors on March 28, 2024)

1.    Purposes of the Plan. The purposes of this Business First Bancshares, Inc. 2024 Equity Incentive Plan (this “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Employees, Directors and Consultants and to promote the success of the Company’s business. The Plan provides for the grant of Incentive Stock Options, Non-statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Other Stock or Cash Based Awards.

2.    Definitions. For purposes of this Plan, the following terms shall have the following meanings:

(a)    “Administrator” means the Board or, at its direction, the Compensation Committee of the Board, who will administer the Plan in accordance with Section 4 hereof.

(b)    “Applicable Law” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of U.S. state corporate laws, U.S. federal and state securities laws, U.S. federal law, the Code, the laws of the State of Louisiana, and the requirements of any stock exchange or quotation system upon which the Common Stock may then be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are, or shall be, granted under the Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.

(c)    “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock or Cash Based Awards.

(d)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)    “Awarded Stock” means the Common Stock subject to an Award.

(f)    “Bank” means the Business First Bank, a Louisiana state bank and wholly-owned subsidiary of the Company, or any successor thereto.

(g)    “Board” means the Board of Directors of the Company.

(h)    “Cause” means, with respect to a Participant’s termination by the Bank or the Company as a Service Provider, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Bank or the Company, or in the absence of such then-effective written agreement and definition, is based on, in the sole determination of the Administrator, the Participant: (i) commits an act constituting a crime under the laws of the United States or any state or political subdivision thereof; (ii) violates laws, rules or regulations applicable to banks, investment banks, broker-dealers, investment advisors or the banking, commodities, futures or securities industries generally; (iii) commits an act constituting a breach of fiduciary duty, gross negligence or willful misconduct; (iv) engages in conduct that violates the Company’s or Bank’s internal policies and procedures and which is materially detrimental to the business, reputation, character or standing of the Company; or (v) commits an act of fraud, dishonesty or misrepresentation that is materially detrimental to the business, reputation, character or standing of the Company or Bank. Whether Cause exists, whether Cause is susceptible to correction and whether Cause has been corrected shall be determined in the sole discretion of the Company. Notwithstanding anything in this Plan or in any Award Agreement to the contrary, if the Participant has a Termination of Service without Cause, the Company shall have the sole discretion to later use after-acquired evidence to retroactively re-characterize the prior termination as a termination for Cause if such after-acquired evidence supports such an action. If after-acquired evidence is obtained after a Participant has exercised an Award granted under the Plan, the Company shall repurchase the Shares with no consideration being provided to the Participant other than the exercise price, if applicable.

(i)    “Change in Control” means, except as otherwise defined in an applicable Award Agreement, the occurrence of any of the following events:

(i)

the consummation of a transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company or the Bank representing fifty percent (50%) or more of the total voting power represented by the Company’s or the Bank’s then outstanding voting securities. For the purposes of this paragraph (i), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1)	a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;

(2)	a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of common stock of the Company;

(3)	the Company; and

(4)	a corporation or other entity of which at least a majority of its combined voting power is owned directly by the Company;

(ii)

the consummation of the sale, lease, transfer or other disposition by the Company or the Bank of all or substantially all of the assets of either the Company or the Bank to any third party other than (A) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (B) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the consolidation or corporate reorganization which does not result in a Change in Control as defined herein;

(iii)

a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For the purpose of this paragraph, if any person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same person will not be considered a Change in Control;

(iv)	a complete winding up, liquidation or dissolution of the Company or the Bank; or

(v)

the consummation of a merger or consolidation of the Company or the Bank with or into any other entity or any other corporate reorganization, other than a merger, consolidation or other corporate reorganization that would result in the voting securities of the Company or the Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or the Bank, or such surviving entity or its parent outstanding immediately after such merger, consolidation or other corporate reorganization, but excluding any series of transactions that the Administrator determines shall not be a Change in Control.

Notwithstanding any provision of this Section 2(i) to the contrary, the following transactions shall not constitute a Change in Control for purposes of this Plan or any Award Agreement:

(A)

if the transaction’s sole purpose is to change the legal jurisdiction of the Company's or the Bank’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the securities of the Company or the Bank immediately before such transaction, such transaction shall not constitute a Change in Control; or

(B)

a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s or the Bank’s operations and business activities, including, without limitation, an initial public offering of Shares under the Securities Act or other Applicable Law shall not constitute a Change in Control.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Code 409A, such transaction or event described in subsections (i), (ii), (iii), and (iv) with respect to any Award (or portion thereof) will not be deemed a Change in Control unless the transaction qualifies as a “change in control event” within the meaning of Section 409A.

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(j)    “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(k)    “Committee” means a committee of Directors or other individuals satisfying Applicable Law appointed by the Board in accordance with Section 4 hereof.

(l)    “Common Stock” means the common stock of the Company, par value $1.00 per share, or in the case of SARs, Performance Units, Restricted Stock Units, and certain Other Stock or Cash Based Awards, the cash equivalent thereof, as applicable.

(m)    “Company” means Business First Bancshares, Inc., a Louisiana corporation, or any successor thereto.

(n)    “Consultant” means any natural person, including an advisor, who is engaged by the Company, or any Parent or Subsidiary, to render bona fide consulting or advisory services to such entity and who is compensated for those services; provided, however, that the term “Consultant” does not include (i) Employees, (ii) Directors who are paid only a director’s fee by the Bank or the Company or who are not compensated by the Bank or the Company for their services as Directors, (iii) securities promoters, (iv) independent agents, franchisees and salespersons who do not have employment relationships with the Company from which they derive at least fifty percent (50%) of their annual income, or (v) any other person who would not be a “consultant” or “advisor” as defined under Rule 701 of the Securities Act or any applicable rulings or regulations interpreting Rule 701.

(o)    “Date of Grant” means the date an Award is granted to a Participant in accordance with Section 16 hereof.

(p)    “Director” means a member of the Board.

(q)    “Disability” means a total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its sole discretion may determine whether a total and permanent disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r)    “Dividend Equivalent” means a credit, made at the sole discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right.

(s)    “Effective Date” means the date upon which the Company’s shareholders approve the Plan.

(t)    “Employee” means any person, including officers and Directors, employed by the Company or the Bank, or any Parent or Subsidiary. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, the Bank or any Parent or Subsidiary, including sick leave, military leave, or any other personal leave, or (ii) transfers between locations of the Company, the Bank or any Parent or Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or the Bank is not so guaranteed, then three (3) months following the ninety first (91st) day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company, the Bank or any Parent or Subsidiary shall be sufficient to constitute “employment” by the Company, the Bank or any Parent or Subsidiary.

(u)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)

if the Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)

if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean of the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or any other source as the Administrator deems reliable; or

(iii)	in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(w)    “Good Reason” means how such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company or Bank, or in the absence of such then-effective written agreement and definition, will mean the occurrence of any one or more of the following without the Participant’s consent: (i) material diminution in the Participant’s duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by the applicable law); (ii) relocation of the Participant’s principal worksite more than 75 miles; or (iii) material reduction in the Participant’s autonomy or functional role, or scope of duties, authorities or responsibilities, except as a result of the Company’s or Bank’s integration with a Subsidiary or holding company; provided that none of the foregoing events or conditions will constitute Good Reason unless the Participant provides the Company with written objection to the event or condition within 60 days following the initial occurrence thereof, the Company does not reverse or otherwise cure the event or condition within 60 days of receiving that written objection, and the Participant resigns his or her employment within 60 days following the expiration of that cure period.

(x)    “Incentive Stock Option” means an Option intended to qualify and receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

(y)    “Non-Employee Director” means a Director of the Company who is not an Employee.

(z)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(aa)    “Option” means an option to purchase Common Stock granted pursuant to the Plan.

(bb)    “Other Stock or Cash Based Awards” means a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 12, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

(cc)    “Parent” means a “parent corporation” with respect to the Company or the Bank, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd)    “Participant” means a Service Provider who has been granted an Award under the Plan.

(ee)    “Performance Goals” means the performance goals established in writing by the Administrator for the Performance Period in connection with the grant of an Award.

(ff)    “Performance Period” means the time period during which the Performance Goals or performance objectives must be met.

(gg)    “Performance Share” means Shares issued pursuant to a Performance Share Award under Section 10 of the Plan.

(hh)    “Performance Unit” means, pursuant to Section 10 of the Plan, an unfunded unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.

(ii)    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or other target levels of performance, or the occurrence of other events as determined by the Administrator.

(jj)    “Prior Plan” means the Business First Bancshares, Inc. 2017 Equity Incentive Plan.

(kk)    “Prior Plan Award” means an award outstanding under the Prior Plan as of the Effective Date.

(ll)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8 or issued pursuant to the early exercise of an Option.

(mm)    “Restricted Stock Unit” means, pursuant to Sections 4 and 11 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.

(nn)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(oo)    “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(pp)    “Service Provider” means an Employee, Director or Consultant to the Bank or the Company.

(qq)    “Share” means a share of Common Stock, as adjusted in accordance with Section 15 hereof.

(rr)    “Stock Appreciation Right” or “SAR” means, pursuant to Section 9 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised/settled and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.

(ss)    “Subsidiary” means a “subsidiary corporation” with respect to the Company or the Bank, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(tt)    “Termination of Service” means the date the Participant ceases to be a Service Provider. The Administrator in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service for purposes of the Plan. For the avoidance of doubt, unless the Administrator determines otherwise, the following would not constitute a Termination of Services: (i) cessation of employee status but the Participant’s continuation of the performance of services for the Company, Bank, or a Subsidiary as a Director or Consultant, or vice versa, (ii) Participant’s transfer between the Company, Bank, Parent or any Subsidiary; and (iii) any leave of absence approved by the Company. If the Subsidiary to which a Participant is rendering services ceases to qualify a Subsidiary, as determined by the Board, such Participant’s Service will be considered to have terminated on the date such Subsidiary ceases to qualify as a Subsidiary.

3.	Stock Subject to the Plan.

(a)    Basic Limitation. Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan is six hundred and forty-five thousand (645,000) Shares, all of which may be subject to Incentive Stock Option treatment, plus any Shares which as of the Effective Date are available for issuance under the Prior Plan, or are subject to Prior Plan Awards which become available for future grants of Awards under the Plan following the Effective Date pursuant to Section 3(b). Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that are settled in cash. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. From and after the Effective Date, no awards shall be granted under the Prior Plan; however, any Prior Plan Award shall continue to be subject to the terms and conditions of the Prior Plan.

(b)    Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of the Award or the forfeited or repurchased Shares shall again be available for grant under the Plan.

(c)    Share Reserve. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Shares subject to performance awards with target and maximum payout levels shall be reserved at the maximum levels.

(d)    Shares under Plans of Acquired Companies. Shares issued or transferred pursuant to an Award granted in substitution for outstanding awards, or in connection with assumed awards, previously granted by a company or other entity acquired by the Company or with which the Company combines, shall not count against the limits in the first sentence of Section 3(a) hereof.

(e)    Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not vest over a period of less than one year from the date on which the Award is granted; provided that the following shall not be subject to the foregoing minimum vesting requirement: (i) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting, (ii) vested Shares delivered in lieu of fully vested cash compensation; (iii) substitute awards granted in connection with an acquisition under Section 3(d), and (iv) any additional Awards that the Administrator may grant, up to a maximum of five percent (5%) of the available share reserve authorized or issuance under Section 3(a).

(f)    Non-Employee Director Limit. Notwithstanding any provision to the contrary in the Plan or in any non-employee director compensation policy adopted by the Company, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards or other fees granted to a Non-Employee Director during any calendar year shall not exceed $250,000 in the case of an incumbent director, $500,000 in the case of Chairman of the Board who is a Non-Employee Director, or $500,000 in the case of a new Non-Employee Director during his or her first year of service. The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

4.	Administration of the Plan.

(a)    Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)	Rule 16b-3. If a transaction is intended to be exempt under Rule 16b-3 of the Exchange Act, it shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)	Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Law.

(iv)

Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value of Awards;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)	to approve the forms of Award Agreement for use under the Plan;

(v)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder including, but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals or other performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, any non-competition restrictions, and any other restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to the creation and administration of sub-plans;

(vii)

to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld, or such higher limit if applicable under accounting rules without triggering liability classification. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Participants to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(viii)

to amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent. Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonstatutory Stock Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;

(ix)

to include a provision whereby the Participant may elect at any time while a Service Provider to exercise any part or all of the Option prior to full vesting of the Option, and any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Bank or the Company or to any other restriction the Administrator determines to be appropriate;

(x)	to correct administrative errors;

(xi)	to construe and interpret the terms of the Plan and Award granted pursuant to the Plan;

(xii)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;

(xiii)	to determine whether Awards shall be settled in Shares, cash or in a combination of Shares and cash;

(xiv)	to determine whether Awards shall be adjusted for Dividend Equivalents;

(xv)	to create Other Stock or Cash Based Awards for issuance under the Plan;

(xvi)	to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvii)

to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xviii)

to establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals or other performance criteria, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award; and

(xix)	to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board.

(c)    Delegation of Authority to Officers. Subject to Applicable Law, the Administrator may delegate limited authority to specified officers of the Bank to execute on behalf of the Company and/or the Bank any instrument required to effect an Award previously granted by the Administrator.

(d)    Effect of Administrator’s Decision. All decisions, determinations, actions and interpretations of the Administrator shall be final, conclusive and binding on all persons having an interest in the Plan.

(e)    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or Employees of the Company or the Bank, members of the Board and any officers or Employees of the Company to whom authority to act for the Board, the Administrator or the Company or the Bank is delegated shall be defended and indemnified by the Company or the Bank to the extent permitted by law. Such indemnification shall cover all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding. Notwithstanding the foregoing, such indemnification shall not include any matters to which it shall be adjudged in the claim, investigation, action, suit or proceeding that the subject person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company or the Bank, in writing, the opportunity at the Company’s or the Bank’s expense to defend the same.

5.	Eligibility.

(a)    General Rule. Non-statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock or Cash Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b)    Shareholder with Ten-Percent Holdings. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding securities of the Company or any Parent or Subsidiary shall not be eligible for the grant of an Incentive Stock Option unless (i) the exercise price is at least one hundred ten percent (110%) of the Fair Market Value on the Date of Grant, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant. For purposes of this Section 5(b), in determining ownership of securities, the attribution rules of Section 424(d) of the Code shall apply.

6.    Limitations for Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding a designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds U.S. $100,000 (or such higher annual limit as may be set by the Code for Incentive Stock Options), such Options with respect to such Shares exceeding such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 6, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Date of Grant.

7.	Options.

(a)    Term of Option. The Award Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant, and a shorter term may be required by Section 5(b) hereof. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire.

(b)    Exercise Price. Each Award Agreement shall specify the exercise price. The exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the Date of Grant, and a higher percentage may be required by Section 5(b) hereof. Subject to the preceding sentence, the exercise price under any Option shall be determined by the Administrator in its sole discretion. The exercise price shall be payable in accordance with Section 7(d) hereof and the applicable Award Agreement. Notwithstanding anything to the contrary in the foregoing or in Section 5(b), in the event of a transaction described in Section 424(a) of the Code, then, consistent with Section 424(a) of the Code, Incentive Stock Options may be issued at an exercise price other than as required by the foregoing and Section 5(b).

(c)    Exercisability. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

(d)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.

(i)

General Rule. The entire exercise price for Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as otherwise provided in this Section 7(d).

(ii)

Net Exercise. At the sole discretion of the Administrator, consideration may be paid in the form of a “net exercise,” such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (A) the number of Shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares);

(iii)

Other Forms of Consideration. At the sole discretion of the Administrator, all or a portion of the exercise price may be paid by any other form of consideration and method of payment to the extent permitted by Applicable Law, including through the tender of other Shares with a Fair Market Value equal to the exercise price per Share.

(e)    Exercise Procedure. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Award Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share.

(i)

An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (B) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator in accordance with Section 7(d) hereof and permitted by the Award Agreement.

(ii)

Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.

(f)    Termination of Service (other than by death).

(i)

Except to the extent an Award Agreement provides otherwise, if a Participant has a Termination of Service for any reason other than death, then the Participant’s Options shall expire on the earlier of:

(A)	The expiration date determined by Section 7(a) hereof;

(B)

The ninetieth (90th) day following the Participant’s Termination of Service for any reason other than Disability or Cause, or such other date as the Administrator may determine and specify in the Award Agreement; provided that no Option that is exercised after the ninetieth (90th) day following the Participant’s Termination of Service for any reason other than Disability or Cause shall be treated as an Incentive Stock Option;

(C)

The last day of the twelve (12) month period following the Participant’s Termination of Service by reason of Disability, or such other date as the Administrator may determine and specify in the Award Agreement; provided that no Option that is exercised after the last day of the twelve (12) month period following the Participant’s Termination of Service shall be treated as an Incentive Stock Option; or

(D)	The Participant’s date of the Participant’s Termination of Service is for Cause.

(ii)

Following a Participant’s Termination of Service, the Participant may exercise all or any part of the Participant’s Option at any time before the expiration of the Option as set forth in Section 7(f)(i) hereof, but only to the extent that the Option was vested and exercisable as of the date of the Participant’s Termination of Service (or became vested and exercisable as a result of the termination). Unless otherwise provided by the Administrator, if on the date of Termination of Service the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by the Option shall revert to the Plan.

(iii)

In the event that the Participant dies after the Participant’s Termination of Service but before the expiration of the Participant’s Option as set forth in Section 7(f)(i) hereof, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that the Option was vested and exercisable as of the Participant’s Termination of Service (or became vested and exercisable as a result of the termination). If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

(g)	Death of Participant.

(i)	If a Participant dies while a Service Provider, then the Participant’s Option shall expire on the earlier of the following dates:

(A)	The expiration date determined by Section 7(a) hereof; or

(B)	The last day of the twelve (12) month period following the Participant’s death, or such later date as the Administrator may determine and specify in the Award Agreement.

(ii)

All or part of the Participant’s Option may be exercised at any time before the expiration of the Option as set forth in Section 7(g)(i) hereof by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that the Option was vested and exercisable as of the date of the Participant’s death or had become vested and exercisable as a result of the death. Any remaining Options that are unvested as of the date of the Participant’s death, or that did not become vested and exercisable as a result of the Participant’s death, shall be immediately forfeited upon the Participant’s death. If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

8.	Restricted Stock.

(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

(b)    Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.

(c)    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Award made under the Plan shall be released from escrow as soon as practical after the last day of the Period of Restriction. The Administrator, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.

(d)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(e)    Dividends and Other Distributions. Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Participant to whom such Restricted Stock is granted becomes the record holder of such Restricted Stock, unless otherwise provided in the Award Agreement. Dividends with respect to Shares of Restricted Stock that are subject to vesting restrictions will be credited to a book-entry account and be paid to the Participant only when the underlying Restricted Stock Award vests. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(f)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

9.	Stock Appreciation Rights.

(a)    Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, including the sole discretion to accelerate exercisability at any time.

(b)    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c)    Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(f) and 7(g) shall also apply to SARs.

(d)    Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)	The number of Shares with respect to which the SAR is exercised.

(iii)	At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

10.	Performance Units and Performance Shares.

(a)    Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion. The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.

(b)    Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value established by the Administrator on or before the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)    Performance Objectives and Other Terms. The Administrator shall set Performance Goals or other performance objectives in its sole discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be paid out to the Participant. Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator in its sole discretion shall determine. The Administrator may set Performance Goals or performance objectives based upon the achievement of Company-wide, divisional, or individual goals (including solely continued service), applicable federal or state securities laws, or any other basis determined by the Administrator in its sole discretion.

(d)    Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or performance objectives have been achieved. After the grant of Performance Units or Performance Shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives for the Performance Unit or Performance Share.

(e)    Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.

(f)    Cancellation of Performance Units or Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

11.    Restricted Stock Units.

(a)    Grant. Restricted Stock Units may be granted at any time, and from time to time, as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will evidence the Award in an Award Agreement providing for the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out in a lump sum, installments or on a deferred basis.

(c)    Form and Timing of Payment. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award.

12.    Other Stock or Cash Based Awards and Dividend Equivalents.

(a)    Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock or Cash Based Awards shall be made, the amount of such Other Stock or Cash Based Awards, and all other conditions of the Other Stock or Cash Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.

(b)    Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the class of Common Stock underlying the Award, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.

13.    Leaves of Absence. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three (3) months following the expiration of the leave of absence, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

14.    Nontransferability of Awards. Unless otherwise determined by the Administrator and provided in the applicable Award Agreement (or be amended to provide), no Award shall be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than by will or applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment, or similar process. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Upon any attempt to pledge, assign, hypothecate, transfer, or otherwise dispose of any Award or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Plan, such Award shall thereupon terminate and become null and void. Awards may be exercised during the lifetime of the Participant only by the Participant.

15.    Adjustments; Dissolution or Liquidation; Change in Control.

(a)    Adjustments. In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits in Sections 3 and 6. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator, in its sole discretion, may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until fifteen (15) days prior to the proposed dissolution or liquidation as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Change in Control. This Section 15(c) shall apply except to the extent otherwise provided in the Award Agreement. Upon a Change in Control, it is intended that all outstanding Awards under the Plan will be assumed or replaced by the acquirer, and if the acquirer chooses to not assume or replace such Awards, then all outstanding Awards under the Plan shall automatically vest immediately prior to a Change in Control. With respect to any Award that is assumed or replaced by the acquirer in connection with a Change in Control, the vesting of such Award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences a Termination of Service without Cause or if the Participant resigns for Good Reason, in either case, within two years after the effective date of a Change in Control..

(d)    Reservation of Rights. Except as provided in this Section 15 and in the applicable Award Agreement, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other securities of any class. Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares. The grant of an Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

16.    Date of Grant. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant the Award, or such other later date as is determined by the Administrator; provided, however, that the Date of Grant of an Incentive Stock Option shall be no earlier than the date on which the Service Provider becomes an Employee. Notice of the determination shall be provided to each participant within reasonable time after the date of such grant.

17.    Board and Shareholder Approval; Term of Plan.

(a)    Approval by Shareholders. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such approval by shareholders of the Company shall be obtained in the degree and manner required under Applicable Law.

(b)    Term of the Plan. Subject to approval by shareholders of the Company in accordance with Section 17(a) hereof, the Plan shall become effective upon the approval by the shareholders of the Company as described in Section 17(a) hereof. In the event that the shareholders of the Company fail to approve the Plan within twelve (12) months prior to or after its adoption by the Board, any Options that have been granted and any Shares that have been awarded or purchased under the Plan shall be rescinded, and no additional Options shall be granted thereafter. Unless sooner terminated under Section 18 hereof, the Plan will continue in effect for a term of ten (10) years from the later (a) the Effective Date of the Plan, or (b) the earlier of the most recent Board or shareholder approval of an increase in the number of Shares reserved for issuance under the Plan.

18.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan. Notwithstanding the foregoing, the Board shall obtain approval of the shareholders of any Plan amendment if required by Applicable Law.

(b)    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially and adversely impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Notwithstanding the foregoing, or anything in the Plan to the contrary, the Administrator shall have unilateral authority to amend an Award, without Participant consent, to the minimum extent necessary to comply with Section 409A of the Code and such amendment shall not be deemed to materially impair the rights of such Participant.

19.    Conditions upon issuance of shares.

(a)    Legal Compliance. Notwithstanding any other provision of the Plan or any agreement entered into by the Company or the Bank pursuant to the Plan, neither the Company nor the Bank shall be obligated, and shall have no liability for failure to deliver any Shares under the Plan unless the issuance and delivery of Shares comply with (or are exempt from) all Applicable Law, including, without limitation, the Securities Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time any such exercise or receipt that the Shares are being acquired only for investment purposes and without any present intention to sell, transfer, or distribute the Shares if, in the opinion of counsel for the Company, such representation is required.

(c)    Taxes. No Shares shall be delivered under the Plan to any Participant or other person until the Participant or other person has made arrangements as the Administrator may require for the satisfaction of any U.S. federal, state, local or non-U.S. income and employment tax withholding obligations, including without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award, or such higher withholding limit if applicable under accounting rules without triggering liability classification. Without limiting the generality of the foregoing, upon the exercise or settlement of any Award, the Company or the Bank shall have the right to withhold taxes from any compensation or other amounts that the Bank may owe to the Participant, or to require the Participant to pay to the Company or the Bank the amount of any taxes that the Company or the Bank may be required to withhold with respect to the Shares issued to the Participant.

20.    Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.    No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon any Participant any right to continue his or her relationship as a Service Provider with the Bank or the Company for any period of specific duration or interfere in any way with his or her right or the right of the Bank or the Company (or any Parent or Subsidiary employing or retaining the Participant), which rights are hereby expressly reserved by each, to terminate such relationship at any time, with or without cause, and with or without notice.

23.    Unfunded Obligation. This Section 23 shall only apply to Awards that are not settled in Shares. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Parent or Subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan. Any investments or the creation or maintenance of any trust for any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Parent or Subsidiary and Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or Parent or Subsidiary. The Participants shall have no claim against the Company or any Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

24.    No Rights to Awards. No Participant, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of a Service Provider, Participant, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

25.    Express Prohibition of Option Repricing. Without the approval of the Company’s shareholders, the Administrator will not reduce the exercise price of an Option or SAR after the grant date or cancel an outstanding Option or SAR and grant a new Option or SAR with a lower exercise price in substitution therefor (other than, in either case, in accordance with the adjustment provisions in Section 15(a)). Similarly, without the approval of the Company’s shareholders, the Administrator will not agree to make a cash payment exchange for a participant’s agreement to cancel an Option or SAR where the exercise price of the applicable Award is greater than the then the Fair Market Value.

26.    No Stockholder Rights. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.

27.    Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

28.    Governing Law. The Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of Louisiana, without regard to choice of law principles that direct the application of the laws of another state.

29.    Section 409A. The Plan, Awards granted under the Plan, and Award Agreements for the Awards are intended to either be exempt from or comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Any amendment to this Plan or an Award Agreement adopted solely for the purpose of complying with Code Section 409A or any other section of the Code may be retroactive to the extent permitted by the applicable provision of the Code and may be made by the Company without the consent of the Participants. In addition, for purposes of the Plan, each amount to be paid to the Participant pursuant to the Plan that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code. . The following rules shall apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(a)    Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six-month period following such separation from service.

(b)    In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.

(c)    In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

30.    Construction. Headings in this Plan are included for convenience and shall not be considered in the interpretation of the Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.

31.    Compensation Recoupment. All compensation and Awards payable or paid under the Plan and any sub-plans shall be subject to the terms of the Business First Bancshares, Inc. Executive Compensation Clawback Policy, any successor policy, any other recoupment, clawback or similar policy as the Company or Bank may adopt from time to time, as well as any similar requirements of Applicable Law or listing standards of any applicable stock exchange or national market system, any of which could in certain circumstances require repayment or forfeiture of Awards or any Shares or other cash or property received with respect to Awards (including any value received from a disposition of the Shares acquired upon the payment of the Awards).

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has executed this Plan on this the 28th day of March, 2024.

BUSINESS FIRST BANCSHARES, INC.

By:

/s/ David R. Melville III
David R. Melville III President and Chief Executive Officer

BUSINESS FIRST BANCSHARES

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/BFST** or scan the QR code — login details are located in the shaded bar below.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2024 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 - 4.

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - James J. Buquet, III	☐	☐	☐	02 - Carol M. Calkins	☐	☐	☐	03 - Ricky D. Day	☐	☐	☐
04 - John P. Ducrest	☐	☐	☐	05 - Mark P. Folse	☐	☐	☐	06 - J. Vernon Johnson	☐	☐	☐
07 - Rolfe H. McCollister, Jr.	☐	☐	☐	08 - Andrew D. McLindon	☐	☐	☐	09 - David R. Melville, III	☐	☐	☐
10 - Patrick E. Mockler	☐	☐	☐	11 - David A. Montgomery, Jr.	☐	☐	☐	12 - Arthur J. Price	☐	☐	☐
13 - Aimee Quirk	☐	☐	☐	14 - Kenneth Wm. Smith	☐	☐	☐	15 - Keith A. Tillage	☐	☐	☐
16 - Steven G. White	☐	☐	☐								

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2024 Annual Meeting Admission Ticket
2024 Annual Meeting of Business First Bancshares, Inc. Shareholders

The 2024 Annual Meeting of Shareholders of Business First Bancshares, Inc. will be held on Thursday, May 23, 2024 at 8:00 a.m. Central Time, both virtually via the Internet at meetnow.global/MV6Z47Q and in person at 500 Laurel Street, Suite 101, Baton Rouge, Louisiana.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Business First Bancshares, Inc.

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Notice of 2024 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 23, 2024

David R. Melville, III and Rolfe H. McCollister, Jr., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Business First Bancshares, Inc. to be held on May 23, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2 - 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

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